                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                     among:
                             THE TITAN CORPORATION,
                             a Delaware corporation
                             GEM ACQUISITION CORP.,
                          a Delaware corporation; and
                          DATRON SYSTEMS INCORPORATED,
                            a Delaware corporation;

                            ------------------------

                           Dated as of June 24, 2001
                            ------------------------

SECTION 1.  The Offer...................................................      1

       1.1  The Offer...................................................      1

       1.2  Company Action..............................................      4

       1.3  Directors...................................................      4

       1.4  Merger of Merger Sub into the Company.......................      5

       1.5  Effect of the Merger........................................      5

       1.6  Closing; Effective Time.....................................      5

       1.7  Certificate of Incorporation and Bylaws.....................      5

       1.8  Conversion of Shares in the Merger..........................      6

       1.9  Closing of the Company's Transfer Books.....................      6

      1.10  Exchange of Certificates....................................      7

      1.11  Appraisal Rights............................................      8

      1.12  Tax Consequences............................................      8

      1.13  Further Action..............................................      8

SECTION 2.  Representations and Warranties of the Company...............      9

       2.1  Due Organization; Subsidiaries..............................      9

       2.2  Authority; Binding Nature of Agreement......................      9

       2.3  Capitalization, Etc.........................................      9

       2.4  SEC Filings; Financial Statements...........................     11

       2.5  Absence of Changes..........................................     11

       2.6  Proprietary Assets..........................................     12

       2.7  Contracts...................................................     13

       2.8  Liabilities.................................................     16

       2.9  Compliance with Legal Requirements..........................     16

      2.10  Governmental Authorizations.................................     16

      2.11  Tax Matters.................................................     17

      2.12  Employee and Labor Matters; Benefit Plans...................     17

      2.13  Environmental Matters.......................................     20

      2.14  Legal Proceedings; Orders...................................     21

      2.15  Vote Required...............................................     21

      2.16  Non-Contravention; Consents.................................     21

      2.17  Fairness Opinion............................................     21

      2.18  Financial Advisor...........................................     22

      2.19  Takeover Statutes; No Discussions...........................     22

      2.20  Information Included in Offer Documents.....................     22

      2.21  Amendment to Rights Agreement...............................     22

      2.22  Foreign Corrupt Practices Act...............................     22

SECTION 3.  Representations and Warranties of Parent and Merger Sub.....     23

       3.1  Due Organization; Subsidiaries..............................     23

       3.2  Authority; Binding Nature of Agreement......................     23

       3.3  Capitalization, Etc.........................................     23

       3.4  SEC Filings; Financial Statements...........................     24

       3.5  Liabilities.................................................     24

       3.6  Compliance with Legal Requirements..........................     24

       3.7  Governmental Authorizations.................................     25

       3.8  Non-Contravention; Consents.................................     25

       3.9  Interim Operations of Merger Sub............................     25

      3.10  Information Included in Offer Documents.....................     25

      3.11  Parent Stockholder Approval.................................     26

SECTION 4.  Certain Covenants of the Company And Parent.................     26

       4.1  Access and Investigation....................................     26

       4.2  Operation of the Company's Business.........................     26

       4.3  No Solicitation by the Company..............................     29

SECTION 5.  Additional Covenants of the Parties.........................     30

       5.1  Registration Statement and Proxy Statement for Stockholder
            Approval....................................................     30

       5.2  Company Stockholders' Meeting...............................     31

       5.3  Regulatory Approvals........................................     32

       5.4  Assumption of Stock Options.................................     33

       5.5  Employee Benefits...........................................     34

       5.6  Indemnification of Officers and Directors...................     35

       5.7  Additional Agreements.......................................     36

       5.8  Public Disclosure...........................................     36

       5.9  Tax Matters.................................................     36

      5.10  Resignation of Directors....................................     37

      5.11  Listing.....................................................     37

      5.12  Takeover Laws; Advice of Changes............................     37

      5.13  Form S-8; Section 16........................................     37

      5.14  Affiliates..................................................     37

      5.15  Rights Agreement; Litigation................................     37

      5.16  No Distributions or Dividends...............................     38

SECTION 6.  Conditions to the Merger....................................     38

       6.1  Conditions to Each Party's Obligation.......................     38

SECTION 7.  Termination.................................................     38

       7.1  Termination.................................................     38

       7.2  Effect of Termination.......................................     40

       7.3  Expenses; Termination Fees..................................     40

SECTION 8.  Miscellaneous Provisions....................................     41

       8.1  Amendment...................................................     41

       8.2  Waiver......................................................     41

       8.3  No Survival of Representations and Warranties...............     41

       8.4  Entire Agreement; Counterparts..............................     41

       8.5  Applicable Law; Jurisdiction................................     41

       8.6  Disclosure Schedule.........................................     42

       8.7  Attorneys' Fees.............................................     42

       8.8  Assignability...............................................     42

       8.9  Notices.....................................................     42

      8.10  Cooperation.................................................     43

      8.11  Construction................................................     43

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION

    THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("AGREEMENT") is made and entered into on June 24, 2001, by and among: THE TITAN CORPORATION, a Delaware corporation ("PARENT"); GEM ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"); and DATRON SYSTEMS INCORPORATED, a Delaware corporation (the "COMPANY"). Certain capitalized terms used in this Agreement are defined in EXHIBIT A.

                                    RECITALS

    WHEREAS, Parent, Merger Sub and the Company intend that Merger Sub make an exchange offer (the "OFFER") to exchange shares of Parent Common Stock for all of the outstanding shares of Company Common Stock, including the associated Rights (the "SHARES").

    WHEREAS, following the Offer, Parent, Merger Sub and the Company intend to effect a merger (the "MERGER") of Merger Sub into the Company in accordance with this Agreement and the Delaware General Corporation Law (the "DGCL"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

    WHEREAS, it is intended that the Offer and the Merger (together, the "TRANSACTION") shall be treated as an integrated transaction and qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

    WHEREAS, the Board of Directors of the Company (i) has determined that the Offer and the Merger together are advisable and consistent with and in furtherance of the long-term business strategy of the Company and fair to, and in the best interests of, the Company and its stockholders, (ii) has determined that this Agreement is advisable and has approved this Agreement, the Offer, the Merger and the other transactions contemplated by this Agreement, and (iii) has determined to recommend that the stockholders of the Company accept the Offer and adopt and approve this Agreement.

    WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, Parent and certain stockholders of the Company (collectively, the "STOCKHOLDERS") are entering into Stockholder Tender Agreements in the form of EXHIBIT B (the "STOCKHOLDER TENDER AGREEMENTS") pursuant to which the Stockholders have agreed to tender for exchange all of their shares of Company Common Stock in the Offer and to take certain other actions in connection with the transactions contemplated hereby.

                                   AGREEMENT

    The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. THE OFFER

    1.1  THE OFFER

        (a) Provided that (i) this Agreement shall not have been terminated in accordance with Section 7.1 hereof, and (ii) none of the events set forth in ANNEX I hereto shall have occurred or be existing, Merger Sub shall, as promptly as practicable after the date hereof commence the Offer. Each Share accepted by Merger Sub pursuant to the Offer shall be exchanged for the right to receive that number of fully paid and nonassessable shares of Parent Common Stock equal to the Exchange Ratio, plus the right to receive cash in lieu of fractional Shares, if any. The term "EXCHANGE RATIO" shall mean the fraction (to the fifth decimal point) computed as follows: (i) if the Average Parent Trading Price is less than or equal to $26.00 per share and greater than or equal to $19.00 per share, the Exchange Ratio shall be equal to the quotient obtained by dividing the

    Company Stock Value by the Average Parent Trading Price; (ii) if the Average Parent Trading Price is less than $19.00 per share and greater than or equal to $17.50 per share, the Exchange Ratio shall be equal to the quotient obtained by dividing the Company Stock Value by $19.00; (iii) if the Average Parent Trading Price is greater than $26.00 per share and less than or equal to $27.50 per share, the Exchange Ratio shall be equal to the quotient obtained by dividing the Company Stock Value by $26.00; (iv) if the Average Parent Trading Price is greater than $27.50 per share, (A) Parent may terminate this Agreement pursuant to Section 7.1(h), unless the Company makes a Company Floating Rate Election in accordance with the provisions of
    Section 7.1(h), in which case Parent may not terminate this Agreement pursuant to Section 7.1(h), and the Exchange Ratio shall be equal to the quotient obtained by dividing (x) the product of the Company Stock Value multiplied by 1.10, by (y) the Average Parent Trading Price or (B) in the event that Parent does not terminate this Agreement pursuant to clause (A) and the Company does not make a Company Floating Rate Election, the Exchange Ratio shall be equal to the quotient obtained by dividing the Company Stock Value by $26.00; (v) if the Average Parent Trading Price is less than $17.50 per share, (A) the Company may terminate this Agreement pursuant to
    Section 7.1(g), unless Parent makes a Parent Floating Rate Election in accordance with the provisions of Section 7.1(g), in which case the Company may not terminate this Agreement pursuant to Section 7.1(g), and the Exchange Ratio shall be equal to the quotient obtained by dividing (x) the product of the Company Stock Value multiplied by 0.90 by (y) the Average Parent Trading Price or (B) in the event that Company does not terminate this Agreement pursuant to clause (A) and Parent does not make the Parent Floating Rate Election, the Exchange Ratio shall be equal to the quotient obtained by dividing the Company Stock Value by $19.00. For purposes of this Agreement, "AVERAGE PARENT TRADING PRICE" shall mean the average closing sales price on the New York Stock Exchange, Inc. (the "NYSE") Composite Transaction Tape (as reported in The Wall Street Journal, or, if not reported therein, any other authoritative source) for the ten
    (10) trading-day period ending five (5) trading days prior to the expiration of the initial offering period (the "PRICE DETERMINATION DATE"). The initial expiration date of the Offer shall be the twentieth business day following commencement of the Offer. The Offer shall be subject to (A) the condition that there shall be validly tendered in accordance with the terms of the Offer prior to the expiration date of the Offer (as it may be extended in accordance with the requirements of this Section 1.1(a)) and not withdrawn a number of Shares which, together with the Shares then owned by Parent and Merger Sub (if any), represents at least a majority of the total number of Shares outstanding immediately prior to the expiration of the Offer (as it may be extended in accordance with the requirements of this Section 1.1(a)) (the condition referred to in this sentence being referred to as the "MINIMUM CONDITION"); FOR THE AVOIDANCE OF DOUBT, it being understood that Shares tendered into the Offer pursuant to a Notice of Guaranteed Delivery shall be counted in the computation of the Minimum Condition only to the extent the stock certificates for such Shares are actually delivered to the Exchange Agent (or, if the Shares are delivered to the Exchange Agent via book-entry, credited to the Exchange Agent's account with The Depository Trust Company) prior to computing the Minimum Condition at the expiration of the Offer (as it may be extended in accordance with the requirements of this Section 1.1(a)), and (B) to each of the other conditions set forth in ANNEX I hereto. Parent and Merger Sub expressly reserve the right to waive one or more conditions to the Offer and to make any change in the terms or conditions of the Offer; PROVIDED, HOWEVER, that without the prior written consent of the Company, no change may be made which (i) decreases the number of Shares sought in the Offer, (ii) changes the form or amount of consideration to be paid, (iii) imposes conditions to the Offer in addition to those set forth in ANNEX I, (iv) changes or waives the Minimum Condition or any of the conditions set forth in clauses (2), (4), (5) or (7) of ANNEX I, (v) extends the Offer (except as set forth in the following two sentences), or (vi) makes any other change to any of the terms and conditions to the Offer which is adverse to the holders of Shares. Subject to the terms of the Offer and this Agreement and the satisfaction (or waiver by Parent to the extent permitted by this Agreement) of the conditions set forth in ANNEX I to the Offer, Merger Sub shall accept for payment all Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the applicable expiration date of the Offer (as it may be extended in accordance with the requirements of this Section 1.1(a)) and shall pay for all such Shares promptly after acceptance; PROVIDED, HOWEVER, that (A) Merger Sub shall extend the Offer for one 10-business day period if the Minimum Condition is not satisfied at the expiration of the initial 20-business day Offer period, (B) thereafter, Merger Sub may extend the Offer for successive extension periods (up to the Termination Date) not in excess of ten (10) business days per extension period if, at the scheduled expiration date of the Offer or any extension thereof, any of the conditions to the Offer shall not have been satisfied or waived, until such time as such conditions are satisfied or waived, and
    (C) Merger Sub may extend the Offer if and to the extent required by the applicable rules and regulations of the SEC, the NYSE or NASD but in no event after the Termination Date. In addition, Merger Sub may extend the Offer after the acceptance of Shares thereunder for a further period of time by means of a subsequent offering period under Rule 14d-11 promulgated under the Exchange Act.

        (b) No fraction of a share of Parent Common Stock will be issued in connection with the exchange of Parent Common Stock for Shares upon consummation of the Offer, but in lieu thereof each tendering stockholder who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such stockholder) in the Offer (including any tendering stockholder during any subsequent offering period under Rule 14d-11) shall receive from Parent an amount of cash (rounded up to the nearest whole cent), without interest, equal to the product obtained by multiplying (A) that fraction of a share of Parent Common Stock to which such stockholder is entitled (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such stockholder) by
    (B) the closing sales price of one (1) share of Parent Common Stock on the NYSE Composite Transaction Tape (as reported in The Wall Street Journal or, if not reported therein, any other authoritative source) on the date Merger Sub accepts Shares for exchange in the Offer, and if such date is not a trading day, on the immediately preceding trading day.

        (c) As soon as practicable after the date of this Agreement, Parent shall prepare and file with the SEC a registration statement on Form S-4 to register the offer and sale of Parent Common Stock pursuant to the Offer (the "REGISTRATION STATEMENT"). The Registration Statement will include a preliminary prospectus containing the information required under Rule 14d-4(b) promulgated under the Exchange Act (the "PRELIMINARY PROSPECTUS"). As soon as practicable on the date of commencement of the Offer, Parent and Merger Sub shall (i) file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer which will contain or incorporate by reference all or part of the Preliminary Prospectus and form of the related letter of transmittal and summary advertisement, if any (together with any supplements or amendments thereto, collectively the "OFFER DOCUMENTS") and (ii) cause the Offer Documents to be disseminated to holders of Shares. The Company shall promptly furnish to Parent and Merger Sub all information concerning the Company, the Company's Subsidiaries and the Company's stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 1.1. Parent, Merger Sub and the Company each agree promptly to correct any information provided by it for use in the Registration Statement or the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect. Parent and Merger Sub agree to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Offer Documents and the Registration Statement, prior to filing with the SEC. Parent agrees to provide the Company and its counsel with any comments

    Parent, Merger Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents and the Registration Statement as soon as practicable after receipt of such comments.

    1.2  COMPANY ACTION.

        (a) As soon as practicable on the day that the Offer is commenced, the Company will file with the SEC and disseminate to holders of Shares a Solicitation/Recommendation Statement on Schedule 14D-9 (the
    "SCHEDULE 14D-9") which shall include the opinion of Philpott, Ball & Werner ("PBW") referred to in Section 2.17 and shall include the Recommendations (as defined in Section 2.2). Parent shall promptly furnish to the Company all information concerning Parent, Parent's Subsidiaries and Parent's stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 1.2(a). The Company hereby consents to the inclusion of the Recommendations in the Offer Documents and agrees that none of the Recommendations shall be withdrawn, modified or changed in the Offer Documents or the Schedule 14D-9 in a manner adverse to Parent or Merger Sub, and no resolution by the Board of Directors of the Company or any committee thereof to withdraw, modify or change any of the Recommendations in a manner adverse to Parent or Merger Sub shall be adopted or proposed IT BEING UNDERSTOOD THAT, for purposes of this Agreement, a Recommendation shall be deemed to be withdrawn, modified or changed in a manner adverse to Parent and Merger Sub if such Recommendation ceases to be unanimous. Notwithstanding the foregoing, the Board of Directors of the Company may withhold, withdraw or modify in a manner adverse to Parent its Recommendations in accordance with the terms of Section 4.3(e) hereof. Each of the Company, Parent and Merger Sub agrees to correct promptly any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect. The Company agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given a reasonable opportunity to review and comment on the
    Schedule 14D-9 prior to its being filed with the SEC. The Company agrees to provide Parent and its counsel with any comments the Company or its counsel receives from the SEC or its staff with respect to the Schedule 14D-9 as soon as practicable after receipt of such comments.

        (b) The Company will promptly furnish Parent and Merger Sub with a list of its stockholders, mailing labels and any available listing or computer file containing the names and addresses of all record holders of Shares and lists of securities positions of Shares held in stock depositories, in each case as of the most recent practicable date, and will provide to Parent and Merger Sub such additional information (including, without limitation, updated lists of stockholders, mailing labels and lists of securities positions) and such other assistance as Parent or Merger Sub may reasonably request in connection with the Offer.

    1.3  DIRECTORS

        (a) Effective upon the acceptance for payment by Merger Sub of Shares pursuant to the Offer (the "OFFER ACCEPTANCE TIME"), Parent shall be entitled to designate four (4) directors on the Company's Board of Directors; PROVIDED, HOWEVER, that prior to the Effective Time, the Company's Board of Directors shall always have at least three (3) members who were directors of the Company prior to consummation of the Offer (each, a "CONTINUING DIRECTOR"); PROVIDED, HOWEVER, that if Merger Sub purchases 85% or more of the Shares in the Offer, the number of Continuing Directors shall be one (1). If the number of Continuing Directors is reduced to fewer than three (3) for any reason prior to the Effective Time, the remaining and departing Continuing Directors shall be entitled to designate a Person or Persons to fill the vacancy and Parent shall take all such actions as are necessary to cause the Person or Persons so designated to be so appointed.

    Notwithstanding anything in this Agreement to the contrary, Parent agrees that it shall not take any of the following actions without the affirmative vote of a majority of the Continuing Directors: (a) amend or terminate this Agreement or agree or consent to any amendment or termination of this Agreement, (b) waive any of the Company's rights, benefits or remedies hereunder, (c) extend the time for performance of Parent's and Merger Sub's respective obligations hereunder, or (d) approve any other action by the Company which is reasonably likely to adversely affect the interests of the stockholders of the Company (other than Parent, Merger Sub and their affiliates (other than the Company and its Subsidiaries)) with respect to the transactions contemplated by this Agreement.

        (b) The Company's obligations to appoint designees to its Board of Directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f-l promulgated thereunder. The Company shall promptly take all actions required pursuant to this Section 1.3 and Rule 14f-l in order to fulfill its obligations under this Section 1.3 and shall include in the
    Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-l. Parent will supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

    1.4 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.6), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "SURVIVING CORPORATION") and will be a wholly owned subsidiary of Parent

    1.5 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

    1.6 CLOSING; EFFECTIVE TIME. The consummation of the Merger (the "CLOSING") shall take place at the offices of Cooley Godward llp, 4365 Executive Drive, Suite 1100, San Diego, California, at 10:00 a.m. on a date to be designated by Parent (the "CLOSING DATE"), which date shall be no later than the third business day after the last to be satisfied or waived of the conditions set forth in Section 6 shall have been so satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the DGCL (the "CERTIFICATE OF MERGER") shall be duly executed on behalf of the Company and simultaneously with the Closing delivered to the Secretary of State of the State of Delaware for filing. The Merger shall become effective upon the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or such other date and time as may be mutually agreed upon by Parent and the Company and set forth in the Certificate of Merger (the "EFFECTIVE TIME").

    1.7 CERTIFICATE OF INCORPORATION AND BYLAWS. Unless otherwise determined by Parent prior to the Effective Time:

        (a) The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time so that Article Fourth of such certificate of incorporation reads in its entirety as follows: "The total number of shares of all classes of stock which the corporation shall have authority to issue is 1,000 shares of common stock, par value $.01 per share.", and, as so amended, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation after the Effective Time until thereafter changed or amended as provided therein and in accordance with the DGCL.

        (b) At the Effective Time, the Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter amended in accordance with the DGCL.

        (c) The directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of Merger Sub immediately prior to the Effective Time.

    1.8  CONVERSION OF SHARES IN THE MERGER.

        (a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

           (i) subject to Sections 1.8(b) and 1.8(c), each share of Company Common Stock then issued and outstanding, other than Excluded Shares and Dissenting Shares (as defined in Section 1.11), if any, shall be converted into the right to receive that number of shares of Parent Common Stock equal to the Exchange Ratio, plus any cash in lieu of fractional shares of Parent Common Stock as set forth in Section 1.8(c). The number of shares of Parent Common Stock equal to the Exchange Ratio and the cash payable in lieu of fractional shares as specified in
       Section 1.8(c) with respect to each share of Company Common Stock being referred to as the "MERGER CONSIDERATION;"

           (ii) each share of the Common Stock, $0.001 par value per share, of Merger Sub then outstanding shall be converted into one share of Common Stock of the Surviving Corporation; and

           (iii) any and all Excluded Shares shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

        (b) If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, then the Exchange Ratio shall be appropriately adjusted to the extent the record date for any such event is between the date of this Agreement and the Effective Time.

        (c) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock in the Merger (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, in lieu of such fraction of a share and upon surrender of such holder's Company Stock Certificate(s) (as defined in Section 1.9), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest equal to the product obtained by multiplying (A) that fraction of a share of Parent Common Stock to which such stockholder is entitled (after aggregating all fractional shares of Parent Common Stock issuable to such holder) by (B) the closing sales price of one (1) share of Parent Common Stock as reported on the NYSE Composite Transaction Tape (as reported in the Wall Street Journal or, if not reported therein, any other authoritative source) on the trading day immediately preceding the Closing Date.

    1.9  CLOSING OF THE COMPANY'S TRANSFER BOOKS.  At the Effective Time:
(a) all Shares outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing Shares that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all Shares outstanding immediately prior to the Effective Time. No further transfer of any such Shares shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any Shares (a "COMPANY STOCK CERTIFICATE") is presented to the Exchange Agent (as defined in Section 1.10) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.10.

    1.10  EXCHANGE OF CERTIFICATES.

        (a) No later than 10 business days prior to the Closing Date, Parent shall select a reputable bank or trust company to act as exchange agent in the Merger (the "EXCHANGE AGENT") to the extent that such Exchange Agent is different than the exchange agent named in the letter of transmittal sent to the stockholders of the Company in connection with the Offer. Within 5 business days after the Effective Time, Parent shall deposit with the Exchange Agent, for the benefit of the holders of Shares, (i) certificates representing the shares of Parent Common Stock issuable pursuant to this
    Section 1 (other than Shares purchased pursuant to the Offer which shall have been paid for in accordance with Section 1.1 of this Agreement), and
    (ii) cash sufficient to make payments in lieu of fractional shares in accordance with Section 1.8(c). The shares of Parent Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions with respect to such shares, are referred to collectively as the "EXCHANGE FUND."

        (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to the record holders of Company Stock Certificates
    (i) a letter of transmittal in customary form and containing such provisions as Parent and the Company may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent), and
    (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock (plus cash in lieu of fractional shares, if any, of Parent Common Stock). Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent,
    (1) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.8 (and cash in lieu of any fractional share of Parent Common Stock), and (2) the Company Stock Certificate so surrendered shall be immediately canceled. Until surrendered as contemplated by this Section 1.10, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive the Merger Consideration and any distribution or dividend the record date for which is after the Effective Time. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate, and, in such case, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Company Stock Certificates the shares of Parent Common Stock and any cash in lieu of fractional shares.

        (c) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock that such holder has the right to receive in the Merger until such holder surrenders such Company Stock Certificate in accordance with this Section 1.10 (at which time such holder shall be entitled, subject to the effect of applicable escheat or similar laws, to receive all such dividends and distributions, without interest).

        (d) Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date 180 days after the Effective Time shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.10 shall thereafter look only to Parent for satisfaction of their claims for Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

        (e) Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

        (f) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

    1.11  APPRAISAL RIGHTS.  If the Merger is effectuated pursuant to
Section 253 of the DGCL, shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand and properly demands appraisal for such shares of Company Common Stock in accordance with the DGCL (the "DISSENTING SHARES") shall not be converted into the right to receive Parent Common Stock, unless such holder fails to perfect or withdraws or otherwise loses his or her right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses his or her right to appraisal, each such share of Company Common Stock shall be treated as if it had been converted as of the Effective Time into a right to receive the Merger Consideration without any interest thereon. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares of Company Common Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands. Any amounts paid to a holder pursuant to a right of appraisal will be paid by the Company out of its own funds and will not be reimbursed by Parent or any affiliate of Parent.

    1.12 TAX CONSEQUENCES. For federal income tax purposes, the Transaction is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "PLAN OF REORGANIZATION" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

    1.13 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    Except as disclosed in the Company Disclosure Schedule, the Company represents and warrants to Parent and Merger Sub as follows:

    2.1 DUE ORGANIZATION; SUBSIDIARIES. Each of the Acquired Corporations (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the Acquired Corporations has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted;
(ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Company Material Contracts. Each of the Acquired Corporations is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the failure to be so qualified would have a Material Adverse Effect on the Acquired Corporations. The Company has delivered to Parent accurate and complete copies of the certificate of incorporation, bylaws and other charter or organizational documents of each of the Acquired Corporations, including all amendments thereto (collectively, the "COMPANY ORGANIZATION DOCUMENTS"). The Company has no Subsidiaries, except for the corporations identified in Part 2.1 of the Company Disclosure Schedule. (The Company and each of its Subsidiaries identified in Part 2.1 the Company Disclosure Schedule are collectively referred to herein as the "ACQUIRED CORPORATIONS"). None of the Acquired Corporations has any equity interest or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any Entity, other than (i) the Company's interest in its Subsidiaries identified in Part 2.1 of the Company Disclosure Schedule, or
(ii) any interest in any publicly traded company held solely for investment and comprising less than five percent of the outstanding capital stock of such company.

    2.2 AUTHORITY; BINDING NATURE OF AGREEMENT. The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. The Company hereby represents that its Board of Directors, at a meeting duly called and held on or prior to the date hereof, has by unanimous vote (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are advisable and are fair to and in the best interests of the Company and its stockholders, (ii) approved and adopted this Agreement and the transactions contemplated hereby, including the Offer and the Merger and the Stockholder Tender Agreements and the transactions contemplated thereby, which approval constitutes approval under Section 203 of the DGCL such that the Offer, the Merger, this Agreement and the other transactions contemplated hereby, and the Stockholder Tender Agreements and the transactions contemplated thereby, are not and shall not be subject to any of the restrictions on "business combinations" set forth in Section 203 of the DGCL, and (iii) resolved to recommend acceptance of the Offer by the Company's stockholders and approval and adoption of this Agreement by the Company's stockholders (the unanimous recommendations referred to in this clause (iii) are collectively referred to in this Agreement as the "RECOMMENDATIONS").

    2.3  CAPITALIZATION, ETC.

        (a) The authorized capital stock of the Company consists of: 10,000,000 shares of Company Common Stock and 2,000,000 shares of Company Preferred Stock. As of June 18, 2001, 2,748,957 shares of Company Common Stock have been issued and are outstanding and no shares of the Company Preferred Stock have been issued and are outstanding. The Company has designated up to 10,000 shares of its Preferred Stock for issuance under its Rights Agreement. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. There are no shares of Company Common Stock held by any of the Company's Subsidiaries. None of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right or subject to any right of first refusal in favor of the Company. There is no Contract to which the Company is a party and, to the Company's knowledge, there is no Contract between other Persons, relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. None of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock.

        (b) As of June 18, 2001: (i) 48,500 shares of Company Common Stock are reserved for issuance pursuant to stock options under the Company 1985 Stock Option Plan, as amended, all of which have been granted and are outstanding;
    (ii) 453,665 shares of Company Common Stock are reserved for issuance pursuant to stock options under the Company 1995 Stock Option Plan, of which options to acquire 394,185 shares of Company Common Stock are outstanding; and (iii) 147,645 shares of Company Common Stock remain available for purchase pursuant to the Employee Stock Purchase Plan and the Employee Stock Purchase Plan Offering, both effective as of July 1, 1997 (collectively referred to herein as the "COMPANY ESPP"). (Stock options granted by the Company pursuant to the Company Stock Option Plans, as well as any stock options granted outside of the Company Stock Option Plans, are referred to collectively herein as "COMPANY OPTIONS.") Part 2.3(b) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of June 18, 2001: (i) the particular plan pursuant to which such Company Option was granted; (ii) the name of the optionee; (iii) the number of shares of Company Common Stock subject to such Company Option; (iv) the exercise price of such Company Option; (v) the date on which such Company Option was granted; (vi) the extent to which such Company Option is vested and exercisable as of the date of this Agreement; and (vii) the vesting schedule of such Company Option. The Company has delivered to Parent accurate and complete copies of all stock option plans pursuant to which the Company has granted Company Options, and the forms of all stock option agreements evidencing such options.

        (c) Except as set forth in Section 2.3(a) or (b) above, there is no:
    (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Acquired Corporations; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Corporations; (iii) rights agreement, stockholder rights plan (or similar plan commonly referred to as a "POISON PILL") or Contract under which any of the Acquired Corporations are or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of any of the Acquired Corporations (items
    (i) through (iv) above, collectively, "COMPANY STOCK RIGHTS").

        (d) All outstanding shares of Company Common Stock, all outstanding Company Options and all outstanding shares of capital stock of each Subsidiary of the Company have been issued and granted in compliance with
    (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts. All of the outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and are validly issued, are fully paid and nonassessable and, except for directors' qualifying shares, are owned beneficially and of record by the Company, free and clear of any Encumbrances.

    2.4  SEC FILINGS; FINANCIAL STATEMENTS.

        (a) The Company has made available to Parent all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Company with the SEC since March 31, 1999 (the "COMPANY SEC DOCUMENTS"). All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC since March 31, 1999 have been so filed. As of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amendment or superseding filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (b) The financial statements (including related notes, if any) contained in the Company SEC Documents (the "COMPANY FINANCIAL STATEMENTS"):
    (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not have contained footnotes and were subject to normal and recurring year-end adjustments which were not, or are not reasonably expected to be, individually or in the aggregate, material in amount), and (iii) fairly presented in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods covered thereby. For purposes of this Agreement, "COMPANY BALANCE SHEET" means that consolidated balance sheet of the Company and its consolidated subsidiaries as of March 31, 2001 set forth in the Company's Annual Report on Form 10-K filed with the SEC and the "COMPANY BALANCE SHEET DATE" means March 31, 2001.

    2.5  ABSENCE OF CHANGES.  Since the Company Balance Sheet Date:

        (a) each of the Acquired Corporations has operated its respective business in the ordinary course and consistent with past practices;

        (b) there has not been any event that has had a Material Adverse Effect on the Acquired Corporations, and no fact, event, circumstance or condition exists or has occurred that could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations;

        (c) none of the Acquired Corporations has (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock; (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities; (iii) sold, issued or granted, or authorized the issuance of, (A) any capital stock or other security (except for Company Common Stock issued upon the valid exercise of outstanding Company Options), (B) any option, warrant or right to acquire any capital stock or any other security (except for Company Options), or
    (C) any instrument convertible into or exchangeable for any capital stock or other security; (iv) received any Company Acquisition Proposal from any Person (other than Parent); (v) made any capital expenditure which, when added to all other capital expenditures made on behalf of the Acquired Corporations since the Company Balance Sheet Date exceeds the amounts set forth in the Company's 2002 capital expenditures budget by more than $75,000 in the aggregate; (vi) changed any of its methods of accounting or accounting practices, except as required by GAAP; (vii) made any material Tax election; or (viii) commenced or settled any Legal Proceeding;

        (d) none of the Acquired Corporations has (i) amended or waived any of its material rights under, or permitted the acceleration of vesting under, any provision of any of the Company Employee Plans or any provision of any agreement or Company Stock Option Plan evidencing any outstanding Company Option; (ii) established or adopted any Company Employee Plan; (iii) caused or permitted any Company Employee Plan to be amended in any material respect; or (iv) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

        (e) none of the Acquired Corporations has (i) sold or otherwise disposed of, or acquired, leased, licensed, waived or relinquished any material right or other material asset to, from or for the benefit of, any other Person except for rights or other assets sold, disposed of, acquired, leased, licensed, waived or relinquished in the ordinary course of business and consistent with past practice; (ii) made any pledge of any of its material assets or otherwise permitted any of its material assets to become subject to any Encumbrance, except in the ordinary course of business and consistent with past practice; or (iii) guaranteed any indebtedness for borrowed money.

    2.6  PROPRIETARY ASSETS.

        (a) Part 2.6(a) of the Company Disclosure Schedule sets forth all U.S. and foreign patents, patent applications, trademarks, trademark applications, copyright registrations and copyright applications owned by any of the Acquired Corporations. Each Acquired Corporation has good, valid and marketable title to, or has a valid right to use, license or otherwise exploit, all of the Acquired Corporation Proprietary Assets necessary for the conduct of such Acquired Corporation's business as presently conducted, free and clear of all Encumbrances, except for (i) any lien for current taxes not yet due and payable; and (ii) non-material liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations. None of the Acquired Corporations have developed jointly with any other Person any Acquired Corporation Proprietary Asset that is material to the business of any of the Acquired Corporations with respect to which such other Person has any rights. There is no Acquired Corporation Contract (with the exception of end user license agreements in the form previously delivered by the Company to Parent) pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any material Acquired Corporation Proprietary Asset.

        (b) (i) All material patents, trademarks, service marks and copyrights owned by any of the Acquired Corporations are valid, enforceable and subsisting; (ii) none of the Acquired Corporation Proprietary Assets and no Proprietary Asset that is currently being developed by any of the Acquired Corporations (either by itself or with any other Person) infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iii) none of the products that are or have been designed, created, developed, assembled, manufactured or sold by any of the Acquired Corporations is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and none of such products has at any time infringed, misappropriated or made any unlawful or unauthorized use of, and none of the Acquired Corporations has received any written notice or, to its knowledge, other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person; and (iv) to the Company's knowledge, no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Acquired Corporation Proprietary Asset. The Acquired Corporation Proprietary Assets constitute all the Proprietary Assets necessary to enable each of the Acquired Corporations to conduct its business in the manner in which such business is being conducted.

    None of the Acquired Corporations has (A) licensed any of the Acquired Corporation Proprietary Assets to any Person on an exclusive basis, or
    (B) entered into any covenant not to compete or Contract limiting its ability to exploit fully any material Acquired Corporation Proprietary Assets or to transact business in any market or geographical area or with any Person.

    2.7  CONTRACTS.

        (a) For purposes of this Agreement, each of the following shall be deemed to constitute a "COMPANY MATERIAL CONTRACT":

           (i) any Acquired Corporation Contract that is required by the rules and regulations of the SEC to be filed as an exhibit to the Company SEC Documents;

           (ii) any Acquired Corporation Contract relating to the employment of any employee, and any Contract pursuant to which any of the Acquired Corporations is or may become obligated to make any severance, termination, bonus or relocation payment or any other payment (other than payments in respect of salary) in excess of $50,000, to any current or former employee or director;

          (iii) any Acquired Corporation Contract relating to the acquisition, transfer, development, sharing or license of any material Proprietary Asset (except for any Acquired Corporation Contract pursuant to which (A) any material Proprietary Asset is licensed to the Acquired Corporations under any third party software license generally available for sale to the public, or (B) any material Proprietary Asset is licensed by any of the Acquired Corporations to any Person on a non-exclusive basis);

           (iv) any Acquired Corporation Contract which provides for indemnification of any officer, director or employee;

           (v) any Acquired Corporation Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

           (vi) any Acquired Corporation Contract that involves the payment or expenditure of $250,000 that may not be terminated by the applicable Acquired Corporation (without penalty) within 60 days after the delivery of a termination notice by the applicable Acquired Corporation;

          (vii) any Acquired Corporation Contract contemplating or involving
       (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $250,000 in the aggregate, or (B) the performance of services having a value in excess of $250,000 in the aggregate; or

         (viii) any Government Contract (i) creating or relating to the creation of any Encumbrance with respect to any asset owned or used by any Acquired Corporation having a value in excess of $250,000;
       (ii) involving or incorporating any liability, obligation, guaranty, pledge, performance or completion bond, indemnity (other than customary intellectual property indemnitees for hardware and software sold by any Acquired Corporation), right of contribution or surety arrangement, any of which obligations involve or may reasonably be expected to involve an Acquired Corporation obligation in excess of $250,000 per year; or
       (iii) contemplating or involving (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $250,000 in the aggregate, or (B) the performance of services having a value in excess of $250,000 in the aggregate;

           (ix) any Acquired Corporation Contract imposing any restriction on the right or ability of any Acquired Corporation to (A) compete with any other Person, (B) acquire any material product or other material asset or any services from any other Person, sell any material product or other material asset to or perform any services for any other Person or transact business or deal in any other manner with any other Person, or (C) develop or distribute any material technology; and

           (x) any other Acquired Corporation Contract, if a breach of such Acquired Corporation Contract could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

        (b) Each Company Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms.

        (c) None of the Acquired Corporations has violated or breached, or committed any default under, any Company Material Contract. To the Company's knowledge, no other Person has violated or breached, or committed any default under, any Company Material Contract.

        (d) No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to
    (i) result in a violation or breach of any provision of any Company Material Contract by any of the Acquired Corporations; (ii) give any Person the right to declare a default or exercise any remedy under any Company Material Contract; (iii) to the Company's knowledge, give any Person the right to receive or require a material rebate, chargeback, penalty or change in delivery schedule under any Company Material Contract; (iv) give any Person the right to accelerate the maturity or performance of any Company Material Contract; or (v) give any Person the right to cancel, terminate or modify any Company Material Contract.

        (e) Since March 31, 1996:

           (i) the Acquired Corporations have not had any determination of noncompliance, entered into any consent order or undertaken any internal investigation relating directly or indirectly to any Government Contract or Government Bid;

           (ii) the Acquired Corporations have complied with all Legal Requirements with respect to all Government Contracts and Government Bids;

          (iii) the Acquired Corporations have not, in obtaining or performing any Government Contract, violated (A) the Truth in Negotiations Act of 1962, as amended, (B) the Service Contract Act of 1963, as amended,
       (C) the Contract Disputes Act of 1978, as amended, (D) the Office of Federal Procurement Policy Act, as amended, (E) the Federal Acquisition Regulations (the "FAR") or any applicable agency supplement thereto,
       (F) the Cost Accounting Standards, (G) the Defense Industrial Security Manual (DOD 5220.22-M), (H) the Defense Industrial Security Regulation (DOD 5220.22-R) or any related security regulations, or (I) any other applicable procurement law or regulation or other Legal Requirement;

           (iv) all facts set forth in or acknowledged by any Acquired Corporation in any certification, representation or disclosure statement submitted by any Acquired Corporation with respect to any Government Contract or Government Bid were current, accurate and complete in all material respects as of the date of submission;

           (v) none of the Acquired Corporations nor any of their respective employees have been debarred or suspended from doing business with any Governmental Body, and, to the Company's knowledge, no circumstances exist that would warrant the institution of debarrment or suspension proceedings against any Acquired Corporation or any employee of any Acquired Corporation;

           (vi) no negative determinations of responsibility, as contemplated in
       Part 9 of the FAR (Contractor Qualifications), have been issued against any Acquired Corporation in connection with any Government Contract or Government Bid;

          (vii) no material direct or indirect costs incurred by any Acquired Corporation have been disallowed as a result of a finding or determination of any kind by any Governmental Body;

         (viii) no Governmental Body, and no prime contractor or high-tier subcontractor of any Governmental Body, has withheld or set off, or, to the Company's knowledge, threatened to withhold or set off, any material amount due to any Acquired Corporation under any Government Contract;

           (ix) there are not and have not been any irregularities, misstatements or omissions relating to any Government Contract or Government Bid that have led to or could reasonably be expected to lead to (A) any administrative, civil, criminal or other investigation, Legal Proceeding or indictment involving any Acquired Corporation or any of their employees, (B) the disallowance of any costs submitted for payment by any Acquired Corporation, (C) the recoupment of any payments previously made to any Acquired Corporation, (D) a finding or claim of fraud, defective pricing, mischarging or improper payments on the part of any Acquired Corporation, or (E) the assessment of any material penalties or damages of any kind against any Acquired Corporation;

           (x) there is not any (A) outstanding claim against any Acquired Corporation by, or dispute involving any Acquired Corporation with, any prime contractor, subcontractor, vendor or other Person arising under or relating to the award or performance of any Government Contract,
       (B) fact known by any Acquired Corporation upon which any such claim could reasonably be expected to be based or which may give rise to any such dispute, or (C) final decision of any Government Body against any Acquired Corporation;

           (xi) no Acquired Corporation is undergoing, and no Acquired Corporation has undergone, any audit, and there is no impending audit, arising under or relating to any Government Contract (other than normal routine audits conducted in the ordinary course of business);

          (xii) no Acquired Corporation is subject to any financing arrangement or assignment of proceeds with respect to the performance of any Government Contract;

         (xiii) no payment has been made by any Acquired Corporation or, to the Company's knowledge, by a Person acting on any Acquired Corporation's behalf to any Person (other than to any bona fide employee or agent (as defined in subpart 3.4 of the FAR) of any Acquired Corporation) which is or was contingent upon the award of any Government Contract or which would otherwise be in violation of any applicable procurement law or regulation or any other Legal Requirement;

          (xiv) each Acquired Corporation's cost accounting system is in compliance with applicable regulations and other applicable Legal Requirements, and has not been determined by any Governmental Body not to be in compliance with any Legal Requirement;

          (xv) each Acquired Corporation has complied in all material respects with all applicable regulations and other Legal Requirements and with all applicable contractual requirements relating to the placement of legends or restrictive markings on technical data, computer software and other Acquired Corporation Proprietary Assets;

          (xvi) in each case in which an Acquired Corporation has delivered or otherwise provided any technical data, computer software or Acquired Corporation Proprietary Asset to any Governmental Body in connection with any Government Contract, such Acquired Corporation has marked such technical data, computer software or Acquired Corporation Proprietary Asset with all markings and legends (including any "restricted rights" legend and any "government purpose license rights" legend) necessary (under the FAR or other applicable Legal Requirements) to ensure that no Governmental Body or other Person is able to acquire any unlimited rights with respect to such technical data, computer software or Acquired Corporation Proprietary Asset, except where failure to do so has not had and will not have a Material Adverse Effect on any Acquired Corporation;

         (xvii) no Acquired Corporation has made any disclosure to any Governmental Body pursuant to any voluntary disclosure agreement;

         (xviii) each Acquired Corporation has reached agreement with the cognizant government representatives approving and "closing" all indirect costs charged to Government Contracts for 1993, 1994, 1995, 1996 and 1997, and those years are closed;

          (xix) none of the Acquired Corporations is subject to any "forward pricing" regulations; and

          (xx) except for novation requirements, each Acquired Corporation is not and will not be required to make any filings with or give notice to, or to obtain any Consent from, any Governmental Body under or in connection with any Government Contract or Government Bid as a result of or by virtue of (A) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (B) the consummation of the Offer or the Merger or any of the other transactions contemplated by this Agreement.

        (f) Part 2.7(f) of the Company Disclosure Schedule provides a list of all Company Material Contracts (including all amendments thereto). The Company has provided or made available to Parent a copy of each Company Material Contract (including all amendments thereto) listed in
    Section 2.7(f) of the Company Disclosure Schedule, other than Company Material Contracts filed as Exhibits to the Company SEC Documents and all copies of all amendments to the Company Material Contracts filed as exhibits to the Company SEC Documents, to the extent such amendments have not been filed with the SEC.

    2.8 LIABILITIES. None of the Acquired Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements prepared in accordance with GAAP and whether due or to become due), except for:
(a) liabilities that are reflected in the "Liabilities" column of the Company Balance Sheet, and (b) normal and recurring liabilities that have been incurred by the Acquired Corporations since the Company Balance Sheet Date in the ordinary course of business and consistent with past practices that, individually or in the aggregate, are not material in nature.

    2.9 COMPLIANCE WITH LEGAL REQUIREMENTS. Each of the Acquired Corporations is, and at all times since March 31, 1996, has been, in compliance in all material respects with all applicable Legal Requirements. Since March 31, 1996, none of the Acquired Corporations has received any written notice or, to the Company's knowledge, other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

    2.10 GOVERNMENTAL AUTHORIZATIONS. Each of the Acquired Corporations holds all Governmental Authorizations necessary to enable such Acquired Corporation to conduct its business in the manner in which such business is currently being conducted. All such Governmental Authorizations are valid and in full force and effect. Each Acquired Corporation is, and at all times since March 31, 1996 has been, in compliance in all material respects with the terms and requirements of such Governmental Authorizations. Since March 31, 1996, none of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or
(b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

    2.11 TAX MATTERS. All Tax Returns required to be filed by or on behalf of any of the Acquired Corporations with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "ACQUIRED CORPORATION RETURNS") (a) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (b) have been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Acquired Corporation Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any Acquired Corporation with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Acquired Corporations and with respect to which adequate reserves for payment have been established). There are no liens for material Taxes upon any of the assets of any of the Acquired Corporations except liens for current Taxes not yet due and payable. No extension or waiver of the limitation period applicable to any of the Acquired Corporation Returns has been granted and is currently in effect (by the Company or any other Person), and no such extension or waiver has been requested from any Acquired Corporation. No claim or Legal Proceeding is pending or, to the Company's knowledge, has been threatened against or with respect to any Acquired Corporation in respect of any material Tax. None of the Acquired Corporations has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. None of the Acquired Corporations has been, and none of the Acquired Corporations will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to
Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing. There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any of the Acquired Corporations that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to
Section 280G or Section 162(m) of the Code. None of the Acquired Corporations is a party to any Contract, nor does it have any obligations (current or contingent), to compensate any person for excise taxes paid pursuant to
Section 4999 of the Code. None of the Acquired Corporations is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract and none of the Acquired Corporations has or, by reason of the consummation of the transactions contemplated under this Agreement, will have any liability or obligation under any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract. None of the Acquired Corporations has made any distribution of stock of any "CONTROLLED CORPORATION" as that term is defined in
Section 355(a)(1) of the Code. None of the Acquired Corporations has at any time been a member of an affiliated group within the meaning of Section 1504 of the Code, other than an affiliated group of which the Company is the common parent.

    2.12  EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

        (a) Part 2.12(a) of the Company Disclosure Schedule lists (i) all employee pension benefit plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) all employee welfare benefit plans (as defined in
    Section 3(1) of ERISA), (iii) all other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance, fringe benefits and other similar benefit plans, programs, Contracts, arrangements or policies (including a specific identification of those which contain change of control provisions or pending change of control provisions), and
    (iv) any employment, executive compensation or severance agreements (including a specific identification of those which contain change of control provisions or pending change of control provisions), whether written or otherwise, as amended, modified or supplemented, of any Acquired Corporation or any other Entity (whether or not incorporated) which is a member of a controlled group which includes any of the Acquired Corporations or which is under common control with any of the Acquired Corporations within the meaning of Sections 414(b), (c), (m) or (o) of the Code or
    Section 4001(a) (14) or (b) of ERISA ("ERISA AFFILIATES") (all such plans, programs, Contracts, agreements, arrangements or policies as described in this Section 2.12 shall be collectively referred to as the "COMPANY EMPLOYEE PLANS") for the benefit of, or relating to, any former or current employee, officer or director (or any of their beneficiaries) of any Acquired Corporation or any other ERISA Affiliate. The Company has made available to Parent, in a reasonable time, place and manner, copies of (i) each such written Company Employee Plan (or a written description of any Company Employee Plan which is not written) and all related trust agreements, insurance and other contracts (including policies), summary plan descriptions, summaries of material modifications, registration statements (including all attachments), prospectuses and communications distributed to plan participants, (ii) the three most recent annual reports on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Company Employee Plan required to make such a filing, (iii) the most recent actuarial valuation for each Company Employee Plan subject to Title IV of ERISA, (iv) the latest reports which have been filed with the U.S. Department of Labor with respect to each Company Employee Plan required to make such filing, (v) the most recent favorable determination letters issued for each Company Employee Plan and related trust which is intended to be qualified under Section 401(a) of the Code (and, if an application for such determination is pending, a copy of the application for such determination),
    (vi) financial and other information regarding current and projected liabilities with respect to each Company Employee Plan for which the filings described in (ii), (iii) or (iv) above are not required under ERISA and
    (vii) all correspondence within the last four years between the Internal Revenue Service and/or the Department of Labor and the Company and/or any of the other Acquired Corporations with respect to any Company Employee Plan.

        (b) None of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person (other than continuation coverage to the extent required by law, whether pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 or otherwise), and none of the Company Employee Plans is a "MULTIEMPLOYER PLAN" (as defined in Section 3(37) of ERISA) or A "MULTIPLE EMPLOYER WELFARE ARRANGEMENT" (as defined in Section 3(40) of ERISA); (ii) no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code, respectively) has at any time engaged in a transaction with respect to any Company Employee Plan which could subject any of the Acquired Corporations, directly or indirectly, to any tax, penalty or other liability for prohibited transactions under ERISA or Section 4975 of the Code;
    (iii) no fiduciary of any Company Employee Plan has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA which shall subject any of the Acquired Corporations, directly or indirectly, to any penalty or liability for breach of fiduciary duty;
    (iv) all Company Employee Plans have been established and maintained in accordance with their terms and have been operated in compliance in all respects with all applicable Legal Requirements, and may by their terms be amended and/or terminated at any time without the consent of any other Person subject to applicable Legal Requirements and the terms of each Company Employee Plan, and each of the Acquired Corporations has performed all obligations required to be performed by them under, and are not in any respect in default under or in violation of, any Company Employee Plan, and none of the Acquired Corporations has any knowledge of any default or violation by any other Person with respect to any of the Company Employee Plans; (v) each Company Employee Plan which is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter from the Internal Revenue Service as to such plan's qualified status under Section 401(a) of the Code (or comparable letter, such as an opinion or notification letter as to the form of plan adopted by one or more Acquired Corporations), and nothing has occurred since the issuance of such letter (or could reasonably be expected to occur) which might impair such favorable determination or otherwise impair the qualified status of such plan; and (vi) all contributions required to be made or reserved, as appropriate, with respect to any Company Employee Plan pursuant to the terms of the Company Employee Plan or any collective bargaining agreement, have been made or reserved on or before their due dates (including any extensions thereof).

        (c) None of the Acquired Corporations or any other ERISA Affiliate currently maintains, sponsors or participates in, or has in the last six years maintained, sponsored or participated in, any "EMPLOYEE BENEFIT PLAN" (as defined in Section 3(3) of ERISA) that is subject to Section 412 of the Code or Title IV of ERISA.

        (d) None of the Company Employee Plans currently covers, or has ever covered, former or current non-U.S. Employees, independent contractors or consultants (or any of their beneficiaries). The consummation of the transactions contemplated by this Agreement will not cause, in itself, or result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any former or current foreign employee, independent contractor or consultant (or any of their beneficiaries);

        (e) There are no Legal Proceedings pending or, to the knowledge of the Company, threatened in respect of or relating to any Company Employee Plan. There are no facts or circumstances which could reasonably be expected to give rise to any such Legal Proceeding (other than routine, uncontested benefit claims) in respect of or relating to any Company Employee Plan.

        (f) Except as set forth in the Company SEC Documents filed on the date of this Agreement: (i) none of the Acquired Corporations has ever maintained an employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Code) or any other Company Employee Plan that invests in Company capital stock; (ii) since December 31, 1998, none of the Acquired Corporations has proposed or agreed to any increase in benefits under any Company Employee Plan (or the creation of new benefits) or change in employee coverage which would materially increase the expense of maintaining any Company Employee Plan; (iii) the consummation of the transactions contemplated by this Agreement will not cause, in itself, or result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any former or current employee, officer or director (or any of their beneficiaries); and (iv) no person will be entitled to any severance benefits or the acceleration of any options under the terms of any Company Employee Plan as a result of the consummation of the transactions contemplated by this Agreement.

        (g) To the extent that any Company Employee Plan is required by any applicable Legal Requirement to be covered by any bond (e.g., fidelity or otherwise) in any particular amount, each such Company Employee Plan required to be covered by such bond has at all times been covered by such bond in accordance and compliance with all applicable Legal Requirements.

        (h) Except as set forth in the Company SEC Documents filed as of the date of this Agreement: (i) there are no controversies pending or, to the knowledge of the Company, threatened, between any of the Acquired Corporations and any of their respective foreign or domestic former or current employees, officers, directors, independent contractors or consultants (or any of their beneficiaries), which controversies could reasonably be expected to result in a material liability to any of the Acquired Corporations; (ii) none of the Acquired Corporations is in breach of any collective bargaining agreement or other labor union contract applicable to persons employed by any of the Acquired Corporations, nor does the Company know of any activities or proceedings of any labor union to organize any significant number of such employees; and (iii) none of the Acquired Corporations is in breach of any collective bargaining agreement or other labor union contract, nor has any knowledge of any activities or proceedings of any labor unions to organize employees, or of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees (foreign or domestic) of any of the Acquired Corporations.

        (i) The Company has amended the Company Stock Option Plans and the Company ESPP in accordance with applicable Legal Requirements to give effect to the transactions contemplated in Section 5.4(f). As of the date of this Agreement, the Company has paid to its employees all profit-sharing or other bonuses with respect to performance during the fiscal year ended March 31, 2001.

    2.13 ENVIRONMENTAL MATTERS. Each of the Acquired Corporations is in compliance in all respects with all applicable Environmental Laws, which compliance includes the possession by each of the Acquired Corporations of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. None of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that any of the Acquired Corporations is not in compliance with any Environmental Law, and, there are no circumstances that may prevent or interfere with the compliance by any of the Acquired Corporations with any Environmental Law in the future. To the Company's knowledge, no current or prior owner of any property leased or controlled by any of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that such current or prior owner or any of the Acquired Corporations is not in compliance with any Environmental Law. All property that is or has been leased to, controlled by or used by the Acquired Corporations, and all surface water, groundwater and soil associated with or adjacent to such property is in clean and healthful condition and is free of any material environmental contamination of any nature and none of the Acquired Corporations has any liability for any clean-up or remediation under any Environmental Law. All property that is leased to, controlled by or used by any of the Acquired Corporations is free of any friable asbestos or asbestos-containing material. (For purposes of this Section 2.13: (i) "ENVIRONMENTAL LAW" shall mean any foreign, federal, state or local statute, law, rule, regulation, ordinance, treaty, code, policy or rule of common law now or from time to time in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, natural resources, health, safety or Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act, as amended; the Hazardous Materials Transportation Act, as amended; the Clean Water Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Safe Drinking Water Act, as amended; the Atomic Energy Act, as amended; the Federal Insecticide, Fungicide and Rodenticide Act, as amended; and the Occupational Safety and Health Act, as amended; and (ii) "HAZARDOUS MATERIALS" Shall mean (i) petroleum or petroleum products (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), polychlorinated biphenyls (PCBs), asbestos or asbestos containing materials, urea formaldehyde foam insulation, and radon gas; (ii) any substance defined as or included in the definition of "hazardous substance," "hazardous waste," "hazardous material," "extremely hazardous waste," "restricted hazardous waste," "waste," "special waste," "toxic substance," "toxic pollutant," "contaminant" or "pollutant," or words of similar import, under any applicable

Environmental Law (as defined below); (iii) infectious materials and other regulated medical wastes; (iv) any substance which is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental agency; and (v) any other substance, material or waste the presence of which requires investigation or remediation under any Environmental Law

    2.14 LEGAL PROCEEDINGS; ORDERS. There is no pending Legal Proceeding and, to the Company's knowledge, no Person has threatened to commence any Legal Proceeding, that involves any of the Acquired Corporations or any of the assets owned or used by any of the Acquired Corporations; and there is no Order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the material assets owned or used by any of the Acquired Corporations, is subject.

    2.15 VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders' Meeting is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and otherwise approve the Merger.

    2.16 NON-CONTRAVENTION; CONSENTS. Neither the execution, delivery or performance of this Agreement nor the consummation of the Offer or the Merger, or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

        (a) contravene, conflict with or result in a violation of any of the provisions of the Company Organization Documents or any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations;

        (b) contravene, conflict with or result in a violation of, or give any Governmental Body the right to challenge the Offer or the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the material assets owned or used by any of the Acquired Corporations, is subject;

        (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations; or

        (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Company Material Contract, (ii) a rebate, chargeback, penalty or change in delivery schedule under any Company Material Contract,
    (iii) accelerate the maturity or performance of any Company Material Contract, or (iv) cancel, terminate or modify any term of any Company Material Contract.

    Except as may be required by the Exchange Act, the DGCL, the HSR Act, applicable anti-trust laws of any foreign country and the rules and regulations of the Nasdaq Stock Market (as such bylaws relate to the Registration Statement and the Proxy Statement) none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement, or (y) the consummation of the Offer or the Merger or any of the other transactions contemplated by this Agreement, except in each case, where the failure to obtain any Consent would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Corporations.

    2.17 FAIRNESS OPINION. The Company's board of directors has received the opinion of PBW, financial advisor to the Company, as of the date of this Agreement, to the effect that the consideration to be received by the stockholders of the Company in the Offer and the Merger is fair to the stockholders of the Company from a financial point of view. The Company will furnish an accurate and complete copy of said opinion to Parent.

    2.18 FINANCIAL ADVISOR. Except for PBW, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Acquired Corporations. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of PBW.

    2.19 TAKEOVER STATUTES; NO DISCUSSIONS. To the knowledge of the Company, no Takeover Laws are applicable to the Offer, the Merger, this Agreement and the transactions contemplated hereby other than Section 203 of the DGCL. None of the Acquired Corporations, and no Representative of any of the Acquired Corporations, is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal, and the Company has provided to Parent the terms of any Acquisition Proposal received by the Company in the last 90 days.

    2.20 INFORMATION INCLUDED IN OFFER DOCUMENTS. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Registration Statement, the Offer Documents or the Schedule 14D-9 will, at the time the Registration Statement, the Offer Documents or the Schedule 14D-9 are filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub that is contained in the foregoing documents.

    2.21 AMENDMENT TO RIGHTS AGREEMENT. As of the date hereof, the Company has taken all action necessary to irrevocably amend the Rights Agreement to provide that neither Parent nor Merger Sub nor any of their respective affiliates shall be deemed to be an Acquiring Person (as such term is defined in the Rights Agreement), that neither a Distributing Date nor Shares Acquisition Date (as each such term is defined in the Rights Agreement) shall be deemed to occur and the Rights will not separate from the Shares as a result of the execution, delivery or performance of this Agreement, the Stockholder Tender Agreements or the public announcement or consummation of the Offer, the Merger, or the other transactions contemplated hereby or thereby and that none of the Company, Parent, Merger Sub nor the Surviving Corporation, nor any of their respective affiliates, shall have any obligations under the Rights Agreement to any holder (or former holder) of Rights as of and following the public announcement or consummation of the Offer and/or the Effective Time.

    2.22 FOREIGN CORRUPT PRACTICES ACT. Neither the Company, any other Acquired Corporation, any of the Acquired Corporation's officers, directors, nor, to the Company's knowledge, any employees or agents (or stockholders), distributors, representatives or other persons acting on the express, implied or apparent authority of any Acquired Corporation, have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful payment of money or other thing of value, any unlawful discount, or any other unlawful inducement, to or from any person or

Governmental Entity in the United States or elsewhere in connection with or in furtherance of the business of any of the Acquired Corporations (including, without limitation, any unlawful offer, payment or promise to pay money or other thing of value (a) to any foreign official, political party (or official thereof) or candidate for political office for the purposes of influencing any act, decision or omission in order to assist any Acquired Corporation in obtaining business for or with, or directing business to, any person, or (b) to any person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised unlawfully to any such official or party for such purposes). Neither the business of the Company nor any other Acquired Corporation is in any manner dependent upon the making or receipt of such payments, discounts or other inducements. Neither the Company nor any other Acquired Corporation has otherwise taken any action that could cause the Company or any other Acquired Corporation to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, the regulations thereunder, or any applicable Legal Requirements of similar effect.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

    Except as disclosed in the Parent Disclosure Schedule, Parent and Merger Sub represent and warrant to the Company as follows:

    3.1 DUE ORGANIZATION; SUBSIDIARIES. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has all necessary corporate power and authority to conduct its business in the manner in which its business is currently being conducted and to own and use its assets in the manner in which its assets are currently owned and used. Each of Parent and Merger Sub is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to be so qualified would have a Material Adverse Effect on Parent and its Significant Subsidiaries. Parent has made available to the Company accurate and complete copies of the certificate of incorporation and bylaws of each of Parent and Merger Sub, including all amendments thereto (collectively, the "PARENT ORGANIZATION DOCUMENTS").

    3.2 AUTHORITY; BINDING NATURE OF AGREEMENT. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement. The Board of Directors of Parent (at a meeting duly called and held) has authorized and approved the execution, delivery and performance of this Agreement by Parent and approved the Offer and the Merger. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

    3.3  CAPITALIZATION, ETC.

        (a) As of June 18, 2001, the authorized capital stock of Parent consists of: (i) 200,000,000 shares of Parent Common Stock and (ii) 5,000,000 shares of Parent Preferred Stock. As of June 18, 2001, 54,313,381 shares of Parent Common Stock have been issued and are outstanding, 689,978 shares of Parent Cumulative Preferred Stock have been issued or are outstanding and no shares of Parent Series A Preferred Stock are issued and outstanding. As of June 18, 2001, 610,622 shares of Parent Common Stock are held in Parent's treasury. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. None of the outstanding shares of Parent Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right or subject to any right of first refusal in favor of Parent.

        (b) All outstanding shares of Parent Common Stock and all outstanding shares of capital stock of each Subsidiary of Parent have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Parent Contracts. All of the outstanding shares of capital stock of each of the Subsidiaries of Parent have been duly authorized and are validly issued, are fully paid and nonassessable and, except for directors' qualifying shares, are owned beneficially and of record by Parent, free and clear of any Encumbrances. The Parent Common Stock to be issued in the Offer and the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable and in compliance with all applicable securities laws and other applicable Legal Requirements. The shares of Parent Common Stock to be issued upon exercise of Company Options assumed by Parent in connection with the Offer and the Merger will, when issued, be issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Parent Contracts.

    3.4  SEC FILINGS; FINANCIAL STATEMENTS.

        (a) Parent has made available to the Company all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by Parent with the SEC since December 31, 1998 (the "PARENT SEC DOCUMENTS"). All statements, reports, schedules, forms and other documents required to have been filed by Parent with the SEC since December 31, 1998 have been so filed. As of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amendment or superseding filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (b) The financial statements (including any related notes) contained in the Parent SEC Documents (the "PARENT FINANCIAL STATEMENTS"): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not have contained footnotes and were subject to normal and recurring year-end adjustments which were not, or are not reasonably expected to be, individually or in the aggregate, material in amount), and (iii) fairly presented in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Parent and its consolidated subsidiaries for the periods covered thereby.

    3.5 LIABILITIES. Neither of Parent nor any Subsidiary of Parent has any accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements prepared in accordance with generally accepted accounting principles, and whether due or to become due), except for: (a) liabilities required to be identified as such in the "LIABILITIES" column of the Parent Balance Sheet, including the notes thereto; (b) normal and recurring liabilities that have been incurred by Parent and its Significant Subsidiaries since the Parent Balance Sheet Date in the ordinary course of business and consistent with past practices that, individually or in the aggregate, have not had or could not reasonably be expected to have, a Material Adverse Effect on Parent and its Significant Subsidiaries; and (c) liabilities incurred under this Agreement.

    3.6 COMPLIANCE WITH LEGAL REQUIREMENTS. Parent, and each Subsidiary of Parent, is, and at all times since December 31, 1998 has been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect on Parent and its Significant Subsidiaries. Since December 31, 1998, none of Parent or any Subsidiary of Parent has received any written notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement, except where such violation or noncompliance could not reasonably be expected to have a Material Adverse Effect on Parent and its Significant Subsidiaries.

    3.7 GOVERNMENTAL AUTHORIZATIONS. Parent and each Subsidiary of Parent holds all material Governmental Authorizations necessary to enable Parent and the Significant Subsidiaries of Parent, to conduct their respective businesses in the manner in which such businesses are currently being conducted and as proposed to be conducted, except where the failure to have such authorization would not be reasonably likely to have a Material Adverse Effect on Parent. All such Governmental Authorizations are valid and in full force and effect. Parent, and each Subsidiary of Parent, is, and at all times since December 31, 1998 has been, in compliance with the terms and requirements of such Governmental Authorizations except where the failure to comply with such terms and requirements has not had and could not reasonably be expected to have a Material Adverse Effect on Parent and its Significant Subsidiaries. Except as could not reasonably be expected to have a Material Adverse Effect on Parent and its Significant Subsidiaries, since December 31, 1998, none of Parent or any Subsidiary of Parent has received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or
(b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

    3.8 NON-CONTRAVENTION; CONSENTS. Neither the execution, delivery or performance of this Agreement nor the consummation of the Offer, the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

        (a) contravene, conflict with or result in a violation of any of the provisions of the Parent Organization Documents or any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of Parent or any Subsidiary of Parent; or

        (b) contravene, conflict with or result in a violation of, or give any Governmental Body the right to challenge the Offer or the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Parent, or any of the assets owned or used by Parent, is subject;.

    Except as may be required by the Securities Act, the Exchange Act, the DGCL, the HSR Act, applicable anti-trust laws of any foreign country, and the NYSE Listed Company Manual (as they relate to the Registration Statement and the Proxy Statement) none of Parent or any Subsidiary of Parent was, is or will be required to make any filing with or give any notice to, or obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement, except in each case, where the failure to make any filing, give any notice or obtain any Consent would not have a Material Adverse Effect on Parent and its Significant Subsidiaries.

    3.9 INTERIM OPERATIONS OF MERGER SUB. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

    3.10 INFORMATION INCLUDED IN OFFER DOCUMENTS. None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Registration Statement and the Offer Documents will, at the time the Registration Statement and the Offer

Documents are filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company that is contained in the foregoing documents.

    3.11 PARENT STOCKHOLDER APPROVAL. This Agreement and the transactions contemplated hereby, including the issuance of shares of Parent Common Stock pursuant to the Offer and the Merger, do not require the approval of the holders of any (A) shares of capital stock of Parent or (b) voting securities of Parent.

SECTION 4. CERTAIN COVENANTS OF THE COMPANY AND PARENT

    4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Effective Time unless this Agreement shall be terminated in accordance with Section 7 (the "PRE-CLOSING PERIOD"), subject to applicable antitrust laws and regulations relating to the exchange of information, the Company shall, and shall cause the respective Representatives of the Acquired Corporations to: (i) provide Parent and Parent's Representatives with reasonable access during normal business hours to the Acquired Corporations' Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; and (ii) provide Parent and Parent's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, in each case, as Parent may reasonably request. Parent will hold any such information which is not public in confidence in accordance with the Mutual Nondisclosure Agreement.

    4.2  OPERATION OF THE COMPANY'S BUSINESS.

        (a) During the Pre-Closing Period the Company shall: (i) ensure that each of the Acquired Corporations conducts its business and operations
    (A) in the ordinary course and substantially in accordance with past practices, and (B) in material compliance with all applicable Legal Requirements and the requirements of all Company Material Contracts;
    (ii) to the extent consistent with its business, use its commercially reasonable efforts to ensure that each of the Acquired Corporations preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill at least as favorable as at the date of this Agreement with all suppliers, customers, distributors, landlords, creditors, licensors, licensees and other Persons having business relationships with the respective Acquired Corporations; (iii) provide all notices, assurances and support required by any Contract relating to any Proprietary Asset in order to ensure that no condition under such Contract occurs which could result in, or could increase the likelihood of any transfer or disclosure by any Acquired Corporation of any source code materials or other Proprietary Asset; and (iv) keep in full force and effect (with the same scope and limits of coverage) all insurance policies in effect as of the date of this Agreement covering all material assets of the Acquired Corporations.

        (b) During the Pre-Closing Period, except as set forth in
    Section 4.2(b) of the Company Disclosure Schedule, the Company shall not (without the prior written consent of Parent), and shall not permit any of the other Acquired Corporations to:

           (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

           (ii) sell, issue, grant or authorize the issuance or grant of
       (A) any capital stock or other security (including the sale, transfer or grant of any treasury shares) or (B) any Company Stock Right (except that, prior to the Offer Acceptance Time, the Company may issue Company Common Stock upon the valid exercise of Company Options outstanding as of the date of this Agreement or pursuant to the Company ESPP as in effect on the date hereof);

          (iii) amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company Stock Option Plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant, or other security or any related Contract;

           (iv) amend or permit the adoption of any amendment to the Company Organization Documents, or effect or become a party to any Company Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

           (v) form any Subsidiary or acquire any equity interest or other interest in any other Entity;

           (vi) make any capital expenditure not included in the Company's 2002 capital expenditure budget, a copy of which has been furnished to Parent, to the extent such new capital expenditures exceed $75,000 in the aggregate;

          (vii) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Company Contract with obligations in excess of $250,000, or amend or terminate, or waive or exercise any material right or remedy under, any Company Material Contract with obligations in excess of $250,000;

         (viii) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for immaterial assets acquired, leased, licensed or disposed of by the Company in the ordinary course of business and consistent with past practices, and except for licensing of intellectual property in the sale or licensing of the Company's products in the ordinary course of business and consistent with past practices), or waive or relinquish any material right;

           (ix) lend money to any Person, or incur or guarantee any indebtedness (except that the Company may make routine borrowings in the ordinary course of business and in accordance with past practices under the Company's credit facilities outstanding as of the date hereof (without any amendment or modification thereto));

           (x) except as required by applicable Legal Requirements,
       (i) establish, adopt or amend any Company Employee Plan or collective bargaining agreement, (ii) pay any bonus or make any profit-sharing or similar payment to any employee or director of any Acquired Corporation,
       (iii) or increase the amount of wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, (1) any employee (who is not an officer or director) other than in the ordinary course of business and consistent with scheduled salary increases, or
       (2) to any officer or director; (iv) pay or make available any benefit not provided for under any Company Employee Plan, or (v) enter into, amend or change in any way, or make any severance or termination payments under, any agreement or other arrangement not in existence as of the date of this Agreement;

           (xi) hire or fire (1) any employee who is (or would be) an officer of any Acquired Corporation, or (2) any employee (other than an officer of any Acquired Corporation) except in the ordinary course of business;

          (xii) change any of its methods of accounting or accounting practices in any respect, except as required by GAAP;

         (xiii) make any material Tax election;

          (xiv) commence or settle any Legal Proceeding;

          (xv) enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices;

          (xvi) take, or permit the taking of any action, which could reasonably be expected to cause the vesting of any Company Options to be accelerated in accordance with the terms of any of the Company Stock Option Plans;

         (xvii) take, agree to take, or omit to take any action which would
       (A) make any of the representations and warranties of the Company contained in this Agreement untrue or incorrect, (B) prevent the Company from performing or cause the Company not to perform its covenants hereunder, or (C) cause any of the conditions set forth in Section 6 or
       Section 7 not to be able to be satisfied prior to the Termination Date;
       or

         (xviii) agree or commit to take any of the actions described in clauses "(i)" through "(xvii)" of this Section 4.2(b).

        (c) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement;
    (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;
    (iii) any material breach of any covenant or obligation of the Company; and
    (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any condition set forth in Section 6 or ANNEX I impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. No notification given to Parent pursuant to this Section 4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

        (d) During the Pre-Closing Period, Parent shall promptly notify the Company in writing of: (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by Parent in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by Parent in this Agreement if
    (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;
    (iii) any material breach of any covenant or obligation of Parent; and
    (iv) any event,
    condition, fact or circumstance that would make the timely satisfaction of any condition set forth in Section 6 or ANNEX I impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Parent. No notification given to the Company pursuant to this
    Section 4.2(d) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Parent contained in this Agreement.

    4.3  NO SOLICITATION BY THE COMPANY.

        (a) During the Pre-Closing Period, the Company shall not directly or indirectly, and shall not authorize or permit any of the other Acquired Corporations or any Representative of any of the Acquired Corporations directly or indirectly to, (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Company Acquisition Proposal or take any action that could reasonably be expected to lead to a Company Acquisition Proposal, (ii) furnish any information regarding any of the Acquired Corporations to any Person in connection with or in response to a Company Acquisition Proposal or an inquiry or indication of interest that could lead to a Company Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Company Acquisition Proposal, (iv) approve, endorse or recommend any Company Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Company Acquisition Transaction; PROVIDED, HOWEVER, that this Section 4.3(a) shall not prohibit
    (A) the Company, or the Board of Directors of the Company, from furnishing nonpublic information regarding the Acquired Corporations to, or entering into discussions with, any Person in response to a Company Superior Offer that is submitted to the Company by such Person (and not withdrawn) if
    (1) neither the Company nor any Representative of any of the Acquired Corporations shall have violated any of the restrictions set forth in this
    Section 4.3, (2) the Board of Directors of the Company concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company's stockholders under applicable Legal Requirements, (3) at least three (3) business days prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company's intention to furnish nonpublic information to, or enter into discussions with, such Person, and the Company receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person or any of such Person's Representatives by or on behalf of the Company, and (4) at least two
    (2) business days prior to furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent); or (B) the Company from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Company Acquisition Proposal. Without limiting the generality of the foregoing, the Company acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any Representative of any of the Acquired Corporations, whether or not such Representative is purporting to act on behalf of any of the Acquired Corporations, shall be deemed to constitute a breach of this Section 4.3 by the Company.

        (b) The Company shall promptly (and in no event later than 24 hours after receipt of any Company Acquisition Proposal, any inquiry or indication of interest that could lead to a Company Acquisition Proposal or any request for nonpublic information) advise Parent orally and in writing of any Company Acquisition Proposal, any inquiry or indication of interest that could lead to a Company Acquisition Proposal or any request for nonpublic information relating to any of the Acquired Corporations (including the identity of the Person making or submitting such Company Acquisition Proposal, inquiry, indication of interest or request, and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company shall keep Parent fully informed on a prompt basis with respect to the status of any such Company Acquisition Proposal, inquiry, indication of interest or request and any modification or proposed modification thereto.

        (c) The Company shall immediately cease and cause to be terminated any existing discussions with any Person (other than Parent) that relate to any Company Acquisition Proposal, except as may be provided for in
    Section 4.3(a).

        (d) The Company agrees not to release any Person (other than Parent) from or waive any provision of any confidentiality, "STANDSTILL" or similar agreement to which the Company is a party and will use its reasonable best efforts to enforce each such agreement at the request of Parent. The Company also will promptly request each Person (other than Parent) that has executed, within 12 months prior to the date of this Agreement, a confidentiality, standstill or similar agreement in connection with its consideration of a possible Company Acquisition Transaction to return all confidential information heretofore furnished to such Person by or on behalf of the Company.

        (e) Notwithstanding anything in this Agreement to the contrary, the Recommendations may be withheld, withdrawn or modified in a manner adverse to Parent if: (i) (A) an unsolicited, bona fide written offer is made to the Company by a third party for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transaction, and such offer is not withdrawn; (B) the Company's board of directors determines in good faith (after consultation with PBW or another nationally recognized financial advisor) that such offer constitutes a Company Superior Offer;
    (C) the Company's board of directors determines in good faith, based upon the advice of the Company's outside legal counsel, that, in light of such Company Superior Offer, the withdrawal or modification of the Recommendations is required in order for the Company's Board of Directors to comply with its fiduciary obligations to the Company's stockholders under applicable Legal Requirements; (D) the Recommendations are not withdrawn or modified in a manner adverse to Parent at any time prior to five business days after Parent receives written notice from the Company confirming that the Company's Board of Directors has determined that such offer is a Company Superior Offer and providing to Parent a copy of any such Superior Offer,
    (E) the Company shall have released Parent from the provisions of any standstill or similar agreement restricting Parent from acquiring securities of the Company; and (F) neither the Company nor any of its Representatives shall have violated any of the restrictions set forth in Section 4.3(a); or
    (ii) other than with respect to an unsolicited, bona fide written offer made to the Company by a third party as contemplated by Section 4.3(e)(i)(A) (in which case the Company shall comply with the provisions of
    Section 4.3(e)(i)), the Board of Directors of the Company determines in good faith, after consultation with its outside legal counsel, that withholding, withdrawing or modifying the Recommendations is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company's stockholders under applicable Legal Requirements.

SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES

    5.1  REGISTRATION STATEMENT AND PROXY STATEMENT FOR STOCKHOLDER
APPROVAL. If approval of the Company's stockholders is required by applicable Legal Requirements in order to consummate the Merger other than pursuant to
Section 253 of the DGCL, Parent and the Company shall, as soon as practicable following the Offer Acceptance Time, prepare and the Company shall file with the SEC a proxy statement of the Company in connection with the Merger complying with applicable Legal Requirements (the "PROXY STATEMENT"), and Parent and the Company shall prepare and Parent shall file with the SEC a post-effective amendment to the Registration Statement (the "POST-EFFECTIVE AMENDMENT") for the offer and sale of Parent Common Stock pursuant to the Merger and in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use commercially reasonable efforts to have the Post-Effective Amendment declared effective under the Securities Act as promptly as practicable after such filing. The Company will use reasonable efforts to

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
cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Post-Effective Amendment is declared effective under the Securities Act, but in any event within ten (10) business days thereafter. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of capital stock of the Company as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Proxy Statement. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Post-Effective Amendment will be made by Parent, or with respect to the Proxy Statement will be made by the Company, without providing the other party a reasonable opportunity to review and comment thereon. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Post-Effective Amendment has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Post-Effective Amendment or comments thereon and responses thereto or requests by the SEC for additional information. The Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to either the Post-Effective Amendment or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Legal Requirements, disseminated to the stockholders of the Company.

    5.2  COMPANY STOCKHOLDERS' MEETING.

        (a) If approval of the Company's stockholders is required by applicable Legal Requirements in order to consummate the Merger other than pursuant to
    Section 253 of the DGCL, after acceptance for exchange of Shares pursuant to the Offer, Parent and the Company shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Company Common Stock to vote on a proposal to adopt this Agreement (the "COMPANY STOCKHOLDERS' MEETING"). The Company Stockholders' Meeting shall be held as soon as reasonably practicable after the Post-Effective Amendment is declared effective under the Securities Act. The Company shall use reasonable efforts to take all actions necessary or advisable to solicit proxies in favor of the Merger and shall ensure that all proxies solicited in connection with the Company Stockholders' Meeting are solicited in compliance with all applicable Legal Requirements. Once the Company Stockholders' Meeting has been called and noticed, the Company shall not postpone or adjourn the Company Stockholders' Meeting (other than for the absence of a quorum) without the consent of Parent. The Proxy Statement shall include the opinion of PBW.

        (b) The Proxy Statement shall include the Recommendations, and, subject to Section 4.3(e), the Recommendations shall not be withdrawn or modified in a manner adverse to Parent, and no resolution by the board of directors of the Company or any committee thereof to withdraw or modify the Recommendations in a manner adverse to Parent shall be adopted or proposed.

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
        (c) The Company's obligation to call, give notice of and hold the Company Stockholders' Meeting in accordance with Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Company Superior Offer or other Company Acquisition Proposal, or by any withdrawal or modification of the Recommendations.

        (d) The Company and Parent shall cooperate with one another (i) in connection with the preparation of the Proxy Statement and the Post-Effective Amendment, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (iii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Proxy Statement and the Post-Effective Amendment and seeking timely to obtain any such actions, consents, approvals or waivers.

        (e) Notwithstanding clauses (a) and (b) above, if Merger Sub shall own by virtue of the Offer or otherwise at least 90% of the outstanding shares of Company Common Stock, the parties hereto shall take all necessary actions (including actions referred to in this Section 5.2, as applicable) to cause the Merger to become effective, as soon as practicable after the expiration of the Offer, as it may be extended in accordance with the requirements of
    Section 1.1(a) hereof, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

    5.3 REGULATORY APPROVALS. Each of the Company and Parent shall use its reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, if Parent determines that it is so required, the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications required under the HSR Act and any applicable foreign antitrust laws or regulations in connection with the Merger. The Company and Parent shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general, foreign antitrust authority or other Governmental Body in connection with antitrust or related matters. Each of the Company and Parent shall (i) give the other party prompt notice of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (ii) keep the other party informed as to the status of any such Legal Proceeding or threat, and (iii) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the Merger. Except as may be prohibited by any Governmental Body or by any Legal Requirement, the Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act or any other foreign, federal or state antitrust or fair trade law. In addition, except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under or relating to the HSR Act or any other foreign, federal or state antitrust or fair trade law or any other similar Legal Proceeding, each of the Company and Parent will permit authorized Representatives of the other party to be present at each meeting or conference with government representatives relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding. Notwithstanding anything to the contrary in this Section 5.3, neither Parent nor the Company nor any of their respective Subsidiaries

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
shall be required to take any action that could reasonably be expected to substantially impair the overall benefits expected, as of the date hereof, to be realized from the consummation of the Merger.

    5.4  ASSUMPTION OF STOCK OPTIONS.

        (a) Subject to Sections 5.4(b), at the Offer Acceptance Time all rights with respect to Company Common Stock under each Company Option then outstanding shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each such Company Option in accordance with the terms and conditions (as in effect as of the date of this Agreement) of the stock option plan under which it was issued and the terms and conditions of the stock option agreement by which it is evidenced. From and after the Offer Acceptance Time, subject to Section 5.4(f), (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Offer Acceptance Time multiplied by the Exchange Ratio, rounding down to the nearest whole share, (iii) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under such Company Option by the Exchange Ratio and rounding up to the nearest cent, and (iv) any restriction on the exercise of any such Company Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; PROVIDED, HOWEVER, that each Company Option assumed by Parent in accordance with this Section 5.4(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction effected subsequent to the Offer Acceptance Time.

        (b) Notwithstanding anything to the contrary contained in this
    Section 5.4, in lieu of assuming outstanding Company Options in accordance with Section 5.4(a), Parent may, with the consent of each optionholder with respect to such optionholders options, cause such outstanding Company Options to be replaced by issuing reasonably equivalent replacement stock options in substitution therefor.

        (c) Prior to the Offer Acceptance Time, the Company shall take all action that may be necessary (under the plans pursuant to which Company Options are outstanding and otherwise) to effectuate the provisions of this
    Section 5.4 and to ensure that, from and after the Offer Acceptance Time, holders of Company Options have no rights with respect thereto other than those specifically provided in this Section 5.4.

        (d) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery under the Company Options Plans assumed in accordance with this
    Section 5.4.

        (e) Prior to the Offer Acceptance Time, the Company shall take all actions necessary or required under the Company ESPP and applicable Legal Requirements to ensure that, except for the six-month Offering beginning July 1, 2001 (the "JULY 1 OFFERING"), no additional Offerings shall be authorized or commenced. At the Offer Acceptance Time (and without any further action on the part of any Person) the purchase rights then outstanding under the Company ESPP (the "PURCHASE RIGHTS") with respect to Company Common Stock shall be assumed by Parent and shall be automatically converted into and become rights with respect to Parent Common Stock, and such assumption and conversion of the Purchase Rights shall be in accordance with the terms and conditions (as in effect as of the date of this Agreement) of the Company ESPP. From and after the Offer Acceptance Time, except as specifically provided otherwise below, (i) each Purchase Right assumed by Parent may be exercised solely for shares of Parent Common Stock on the applicable Purchase Date under the Company ESPP, (ii) the number of shares of Parent Common

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
    Stock subject to all Purchase Rights shall be equal to the number of shares of Company Common Stock subject to such Purchase Rights immediately prior to the Offer Acceptance Time multiplied by the Exchange Ratio, rounding down to the nearest whole share, (iii) the per share purchase price under each such Purchase Right shall be appropriately adjusted as of the applicable Purchase Date by dividing the per share purchase price under such Purchase Right by the Exchange Ratio and rounding up to the nearest cent, and (iv) any restriction on the exercise of any such Purchase Right shall continue in full force and effect and all other terms and conditions of such Purchase Rights (other than the right to acquire Company Common Stock) shall otherwise remain unchanged; PROVIDED, HOWEVER, that each Purchase Right assumed by Parent as provided herein shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction effected by Parent subsequent to the Offer Acceptance Time. Pursuant to the terms of the Company ESPP, as of the time immediately prior to the Effective Time (i) the accumulated payroll deductions of participants under the Company ESPP for the July 1 Offering shall be used to purchase Parent Common Stock, (ii) the date on which such purchases occur shall be the Purchase Date for the July 1 Offering, and
    (iii) as of the time immediately following the purchase on such Purchase Date, the Company ESPP shall terminate.

        (f) If, at any time after the Offer Acceptance Time, Parent shall directly or indirectly hold less than 50% of the total shares of Company Common Stock then outstanding (the "SEPARATION TIME"), then, as of such Separation Time, the Company shall automatically assume in accordance with the terms of this Plan (without any further action on the part of any Person) each Purchase Right outstanding as of the Separation Time (each such right referred to herein as the "FORMER PURCHASE RIGHT") on the terms and conditions of such Former Purchase Right as in existence immediately prior to the Offer Acceptance Time. From and after the Separation Time, (i) each Former Purchase Right assumed by the Company may be exercised solely for shares of Company Common Stock, (ii) the number of shares of Company Common Stock subject to each such Former Purchase Right shall be equal to the number of shares of Company Common Stock subject to such Former Purchase Right immediately prior to the Offer Acceptance Time, (iii) the per share purchase price under each such Former Purchase Right shall be equal to the purchase price under such Former Purchase Right as in effect immediately prior to the Offer Acceptance Time, and (iv) any restriction on the exercise of any such Former Purchase Right shall continue in full force and effect and all other terms and conditions of such Former Purchase Rights shall otherwise remain unchanged. In addition, as of the Separation Time the Company shall assume in accordance with the terms of the Company Stock Option Plans (without any further action on the part of the Company, Parent or any stockholder or optionholder of Parent or the Company) each option to acquire Parent Common Stock which was previously assumed by Parent pursuant to Section 5.4(a) and which is then outstanding (each such option, "FORMER COMPANY OPTION") on the terms and conditions of such Former Company Option as in existence prior to the Offer Acceptance Time. From and after the Separation Time, (i) each Former Company Option assumed by the Company may be exercised solely for shares of Company Common Stock, (ii) the number of shares of Company Common Stock subject to each such Former Company Option shall be equal to the number of shares of Company Common Stock subject to such Former Company Option immediately prior to the Offer Acceptance Time,
    (iii) the per share exercise price under each such Former Company Option shall be equal to the exercise price under such Former Company Option as in effect prior to the Offer Acceptance Time, and (iv) any restriction on the exercise of any such Former Company Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Former Company Option shall otherwise remain unchanged.

    5.5 EMPLOYEE BENEFITS. All employees of the Company who continue employment with Parent, the Surviving Corporation or a Subsidiary of Parent after the Effective Time ("CONTINUING EMPLOYEES")

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
shall be eligible to continue to participate in the Surviving Corporation's health, vacation and other employee benefit plans; PROVIDED, HOWEVER, that
(a) nothing in this Section 5.5 or elsewhere in this Agreement shall limit the right of Parent or the Surviving Corporation to amend or terminate any such health, vacation or other employee benefit plan at any time, and (b) if Parent or the Surviving Corporation terminates any such health, vacation or other employee benefit plan and only to the extent Parent maintains comparable health, vacation and other employee benefit plans, then subject to any transition or waiting period required by Legal Requirements or any third-party notwithstanding Parent's good faith efforts to obtain a waiver of any such period from such third-party, the Continuing Employees shall be eligible to participate in Parent's health, vacation and other employee benefit plans, to substantially the same extent as employees of Parent in similar positions with the same seniority or years of service and such seniority and service with the Company shall be recognized for eligibility and vesting purposes. Nothing in this Section 5.5 or elsewhere in this Agreement shall be construed to create any obligation on behalf of Parent to create any employee benefit plan that does not exist as of the date of this Agreement or amend any employee benefit plan currently maintained by Parent, except as any such amendment is required to give effect to the seniority and years of service provisions with respect to eligibility and vesting as set forth in this Section 5.5, nor shall this be construed to create any right in any employee to employment with Parent, the Surviving Corporation or any other Subsidiary of Parent and, subject to any other binding written agreement between an employee and Parent or the Surviving Corporation, the employment of each Continuing Employee shall be "AT WILL"employment.

    5.6  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

        (a) Parent shall cause all rights to indemnification existing in favor of those Persons who are or were directors and officers of the Company prior to or as of the date of this Agreement (the "INDEMNIFIED PERSONS") for acts and omissions occurring prior to the Effective Time, as provided in the Company's certificate of incorporation and bylaws (as in effect as of the date of this Agreement) and as provided in the indemnification agreements between the Company and each of the Indemnified Persons (as in effect as of the date of this Agreement) in the form of the indemnification agreement attached to the Company Disclosure Schedule (the "INDEMNIFICATION AGREEMENTS") prior to the date of this Agreement, to continue in effect after the consummation of the Offer and to survive the Merger and to be observed by the Surviving Corporation to the fullest extent permitted by Delaware law for a period of six years from the Effective Time. From and after the Offer Acceptance Time, Parent shall: (i) cause the Indemnification Agreement for any Indemnified Person who continues as a director or officer of the Company or the Surviving Corporation after the Offer Acceptance Time to continue in effect in accordance with its terms and to be observed by the Company or the Surviving Corporation to the fullest extent permitted by Delaware law; and (ii) pay to or reimburse such Indemnified Person all amounts to which such Indemnified Person is entitled under such Indemnity Agreement to the fullest extent permitted by Delaware law for acts and omissions occurring after the Offer Acceptance Time, if and to the extent that such amounts are not paid to such Indemnified Person when due under the terms of such Indemnity Agreement.

        (b) From the Effective Time until the sixth anniversary of the Effective Time, the Surviving Corporation shall provide for the benefit of the insured parties named in such policy and the Indemnified Persons, only with respect to acts or omissions occurring prior to the Offer Acceptance Time, directors' and officers' liability insurance on terms with respect to coverage and amount at least as favorable as those of the insurance policy maintained by the Company as of the date of this Agreement in the form attached to the Company Disclosure Schedule.

        (c) From and after the Offer Acceptance Time, Parent shall cause the Indemnified Persons who continue as directors or officers of the Surviving Corporation to be named as insureds or otherwise covered under Parent's existing directors' and officers' liability insurance policies as in effect at the date of this Agreement to the same extent that directors and officers of Parent are insured under such policies with respect to acts or omissions occurring after the Offer Acceptance Time.

        (d) The obligations of Parent and the Surviving Corporation under this
    Section 5.6 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Person to whom this Section 5.6 applies without the consent of such affected Indemnified Person (it being expressly agreed that the Indemnified Person to whom this Section 5.6 applies shall be third party beneficiaries of this Section 5.6).

        (e) In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, honor the indemnification obligations set forth in this Section 5.6.

    5.7  ADDITIONAL AGREEMENTS.

        (a) Each of Parent and the Company shall use its reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Offer and the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing each party to this Agreement (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Offer and the Merger and the other transactions contemplated by this Agreement; (ii) shall use its reasonable best efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Offer and the Merger or any of the other transactions contemplated by this Agreement; and (iii) shall use its reasonable best efforts to lift any restraint, injunction or other legal bar to the Offer and the Merger. The Company shall promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by it during the Pre-Closing Period.

    5.8 PUBLIC DISCLOSURE. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Offer or the Merger, this Agreement or any of the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each party shall not, and shall not permit any of its Representatives to, make any disclosure regarding the Offer or the Merger, this Agreement or any of the other transactions contemplated by this Agreement unless
(a) the other party shall have approved such disclosure, or (b) the disclosing party shall have been advised in writing by its outside legal counsel that such disclosure is required by applicable Legal Requirements.

    5.9 TAX MATTERS. At or prior to the filing of the Registration Statement, the Company and Parent shall execute and deliver to Cooley Godward llp and to Heller Ehrman White & McAuliffe LLP ("HEWM") tax representation letters in customary form. Parent, Merger Sub and the Company shall each confirm to Cooley Godward llp and to HEWM on such dates as shall be reasonably requested by Cooley Godward LLP and HEWM, the accuracy and completeness of the tax representation letters delivered pursuant to the immediately preceding sentence. Each of Parent and the Company shall use its reasonable best efforts prior to the Effective Time to cause the Transaction to qualify as a reorganization under
Section 368(a) of the Code. Following delivery of the tax representations letters pursuant to the first sentence of this Section 5.9, each of Parent and the Company shall use its reasonable efforts to cause Cooley Godward llp and HEWM, respectively, to deliver to it a tax opinion satisfying the requirements of Item 601 of Regulation S-K promulgated under the Securities Act. In rendering such opinions, each of such counsel shall be entitled to rely on the tax representation letters referred to in this Section 5.9.

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
    5.10 RESIGNATION OF DIRECTORS. The Company shall use its reasonable best efforts to obtain and deliver to Parent prior to the Closing the resignation of each director of each of the Acquired Corporations, effective as of the Effective Time.

    5.11 LISTING. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock being issued in the Merger to be approved for listing (subject to official notice of issuance) on the NYSE.

    5.12  TAKEOVER LAWS; ADVICE OF CHANGES.

        (a) If any Takeover Law may become, or may purport to be, applicable to the transactions contemplated in this Agreement, each of Parent and the Company and the members of their respective Boards of Directors will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable, and in any event prior to the Termination Date, on the terms and conditions contemplated hereby and thereby and otherwise act to eliminate the effect of any Takeover Law on any of the transactions contemplated by this Agreement.

        (b) Each of the Company and Parent will give prompt notice to the other (and will subsequently keep the other informed on a current basis of any developments related to such notice) upon its becoming aware of the occurrence or existence of any fact, event or circumstance that (i) is reasonably likely to result in any Material Adverse Effect with respect to it, (ii) would cause or constitute a breach of any representations, warranties or covenants contained herein or (iii) is reasonably likely to result in any of the conditions set forth in Section 6 or in Annex I not being able to be satisfied prior to the Termination Date.

    5.13 FORM S-8; SECTION 16. Parent agrees to file one or more registration statements on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Stock Options and Company ESPP within one business day after the Offer Acceptance Time and keep any such registration statements effective until all shares registered thereunder have been issued. In addition, Parent shall, prior to the Effective Time, cause Parent's Board of Directors to approve the issuance of shares of Parent Common Stock (including shares of Parent Common Stock to be issued in connection with the exercise of any Company Options and Purchase Rights assumed by Parent under Section 5.4), with respect to any employees of the Company who will become subject to the reporting requirements of Section 16 of the Exchange Act to the extent necessary for such issuance to be an exempt acquisition pursuant to SEC Rule 16b-3, PROVIDED, HOWEVER, that Parent shall not be deemed to have violated this covenant if the Company does not provide to the Board of Directors of Parent at least five business days prior to the Effective Time, all information reasonably requested by Parent for the purpose of effecting such exemption. Prior to the Effective Time, the board of directors of the Company shall approve the disposition of Company Common Stock in connection with the Merger by those directors and officers of the Company subject to the reporting requirements of Section 16 of the Exchange Act to the extent necessary for such disposition to be an exempt disposition pursuant to SEC Rule 16b-3.

    5.14 AFFILIATES. Within 10 days after the date of this Agreement, the Company shall deliver to Parent a letter identifying all Persons who are, to the Company's knowledge, affiliates of the Company for purposes of Rule 145 under the Securities Act. Parent shall place the appropriate Rule 145 legend on the stock certificates representing Parent Common Stock issued in the Transaction to such affiliates. Parent shall use its reasonable efforts to remove such legends promptly when such legends are no longer required by applicable Legal Requirements.

    5.15  RIGHTS AGREEMENT; LITIGATION.

        (a) Except as expressly required by this Agreement, the Company shall not, without the prior written consent of Parent, amend the Rights Agreement or take any other action with respect to, or make any determination under, the Rights Agreement, including a redemption of the Rights or any action to facilitate a Company Acquisition Proposal.

        (b) The Company shall give Parent the opportunity to participate in the defense of any litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement and the Stockholder Tender Agreement.

    5.16 NO DISTRIBUTIONS OR DIVIDENDS. Until the earlier of (i) the Termination Date or (ii) one trading day after the Effective Time, Parent shall not set a record date for any dividend or distribution of any assets to any of its stockholders including distribution of shares of capital stock or other securities of any Subsidiary of Parent to its stockholders.

SECTION 6. CONDITIONS TO THE MERGER

    6.1 CONDITIONS TO EACH PARTY'S OBLIGATION. The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or, to the extent permitted by Legal Requirements, the waiver by each party on or prior to the Effective Time of each of the following conditions:

        (a) If required by the DGCL, this Agreement shall have been adopted and approved by the stockholders of the Company;

        (b) Merger Sub shall have accepted for exchange and exchanged all of the shares of Company Common Stock tendered pursuant to the Offer;

        (c) No provision of any applicable Legal Requirements and no judgment, injunction, Order or decree shall prohibit the consummation of the Merger or the other transactions contemplated by this Agreement; and

        (d) The Post-Effective Amendment shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the registration and qualification of the Parent Common Stock shall have been complied with.

SECTION 7. TERMINATION

    7.1 TERMINATION. This Agreement may be terminated prior to the Effective Time, whether before or after adoption of this Agreement by the Company's stockholders:

        (a) by mutual written consent of Parent and the Company;

        (b) by either Parent or the Company if (i) the Offer shall not have been consummated by August 31, 2001 (the "TERMINATION DATE") (unless the failure to consummate the Offer is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Termination Date); or (ii) the Offer shall have expired or been terminated in accordance with the terms of this Agreement without Parent or Merger Sub having accepted for exchange any Shares pursuant to the Offer (unless the expiration or termination of the Offer is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time);

        (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable Order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Offer or the Merger;

        (d) by Parent, at any time prior to the Offer Acceptance Time, if a Company Triggering Event shall have occurred;

        (e) by Parent at any time prior to the Offer Acceptance Time, if
    (i) any of the Company's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in paragraph (d) of ANNEX I would not be satisfied, or (ii) any of the Company's covenants contained in this Agreement shall have been breached such that the condition set forth in paragraph (c) of ANNEX I would not be satisfied; PROVIDED, HOWEVER, that, in the case of (i) or (ii) above, if an inaccuracy in the Company's representations and warranties or a breach of a covenant by the Company is reasonably capable of being cured by the Company prior to the Termination Date and the Company is continuing to exercise its commercially reasonable efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this Section 7.1(e) on account of such inaccuracy or breach until the 10th calendar day from the date on which such inaccuracy or breach became known to Parent or the Company;

        (f) by the Company, prior to the Offer Acceptance Time, if (i) (A) any of Parent's representations and warranties not qualified by any "materiality" or "Material Adverse Effect" qualifiers contained in this Agreement shall be inaccurate in any material respect, or (B) any of Parent's representations and warranties qualified by any "materiality" or "Material Adverse Effect" qualifiers contained in this Agreement shall be inaccurate in any respect, in the case of each of (A) and (B) as of the date of this Agreement or as of the expiration of the Offer (as may be extended pursuant to Section 1.1(a)), or (ii) any of Parent's covenants contained in this Agreement shall not have been performed in all material respects; PROVIDED, HOWEVER, that, in the case of (i) or (ii) above, if an inaccuracy in Parent's representations and warranties or a breach of a covenant by Parent is reasonably capable of being cured by Parent prior to the Termination Date and Parent is continuing to exercise its commercially reasonable efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 7.1(f) on account of such inaccuracy or breach until the 10th calendar day form the date on which such inaccuracy or breach became known to Parent or the Company;

        (g) this Agreement may be terminated and the Offer and the Merger may be abandoned by the Company, at any time during the two-day period commencing on (and including) the Price Determination Date if the Average Parent Trading Price is less than $17.50; SUBJECT, HOWEVER, to the following three sentences. If the Company elects to exercise its termination right pursuant to the immediately preceding sentence, it shall promptly give written notice to Parent; PROVIDED that such notice of election to terminate this Agreement may be withdrawn by the Company at any time during the aforementioned two-day period pursuant to written notice provided by the Company to Parent. During the two-day period following the date on which Parent receives such notice, Parent shall have the option to make the Parent Floating Rate Election. If Parent makes the Parent Floating Rate Election within such two-day period, it shall give prompt written notice to the Company of such election, whereupon no termination shall have occurred pursuant to this
    Section 7.1(g), and this Agreement shall remain in effect in accordance with its terms, and any reference in this Agreement to "EXCHANGE RATIO" shall thereafter be deemed to refer to the Exchange Ratio as computed pursuant to paragraph (v)(A) of the definition of the term "EXCHANGE RATIO" in
    Section 1.1(a) of this Agreement; or

        (h) this Agreement may be terminated and the Offer and the Merger may be abandoned by Parent, at any time during the two-day period commencing on (and including) the Price Determination Date if the Average Parent Trading Price is greater than $27.50; SUBJECT, HOWEVER, to the following three sentences. If Parent elects to exercise its termination right pursuant to the immediately preceding sentence, it shall promptly give written notice to the Company; PROVIDED that such notice of election to terminate this Agreement may be withdrawn by Parent at any time during the aforementioned two-day period pursuant to written notice provided by Parent to the Company. During the two-day period following the date on which the Company receives such notice, the Company shall have the option to make the Company Floating Rate Election. If the Company makes the Company Floating Rate Election within such two-day period, it shall give prompt written notice to Parent of such election, whereupon no termination shall have occurred pursuant to this Section 7.1(h), and this Agreement shall remain in effect in accordance with its terms, and any reference in this Agreement to "EXCHANGE RATIO" shall thereafter be deemed to refer to the Exchange Ratio as computed pursuant to paragraph (iv)(A) of the definition of the term "EXCHANGE RATIO" in Section 1.1(a) of this Agreement.

    7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect; PROVIDED, HOWEVER, that (i) this Section 7.2, Section 7.3 and
Section 8 shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability or damages for any willful breach of any provision contained in this Agreement.

    7.3  EXPENSES; TERMINATION FEES.

        (a) EXPENSES. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; PROVIDED, HOWEVER, that:
    (i) Parent and the Company shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with (A) the filing, printing and mailing of the Registration Statement and the Offer Documents and any amendments or supplements thereto and (B) the filing of any premerger notification and report forms relating to the Merger under the HSR Act and the filing of any notice or other document under any applicable foreign antitrust law or regulation; (ii) if this Agreement is terminated by Parent pursuant to Section 7.1(d), then, at the time specified in the next sentence, the Company shall make a nonrefundable cash payment to Parent (in addition to any other amount that may be payable pursuant to
    Section 7.3(b)), in an amount equal to the aggregate amount of all reasonably documented fees and expenses (including all attorneys' fees, accountants' fees, financial advisory fees and filing fees) that have been paid or that may become payable by or on behalf of Parent in connection with the preparation and negotiation of this Agreement and otherwise in connection with the Offer and the Merger up to an aggregate amount of $300,000. In the case of termination of this Agreement by Parent pursuant to
    Section 7.1(d), the nonrefundable payment referred to in clause "(ii)" of the proviso to the first sentence of this Section 7.3(a) shall be made by the Company within two (2) business days after such termination.

        (b) TERMINATION FEE.

           (i) If (x) (A) this Agreement is terminated by Parent or the Company pursuant to Section 7.1(b), (B) at or prior to the time of such termination a Company Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made, and (C) within 12 months after such termination the Company enters into a definitive agreement related to, or consummates, a Company Acquisition Transaction with any Person, or
       (y) this Agreement is terminated by Parent pursuant to Section 7.1(d), then, in the case of each of (x) and (y), the Company shall pay to Parent, in cash at the applicable time specified in the next two sentences, a nonrefundable fee in the amount of $2,000,000 (in addition to any payment required to be made pursuant to Section 7.3(a), if any). In the case of termination of this Agreement pursuant to Section 7.1(b), the fee referred to in the previous sentence shall be paid by the Company upon the execution of such definitive agreement. In the case of termination of this Agreement by Parent pursuant to Section 7.1(d), the fee referred to in the first sentence of this Section 7.3(b)(i) shall be paid by the Company within two (2) business days after such termination.

           (ii) The Company acknowledges that the agreements contained in this
       Section 7.3(b) are an integral part of the transaction contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to pay in a timely manner the amounts due pursuant to this Section 7.3(b) and, in order to obtain such payment, Parent makes a claim that results in a judgment against the Company for the amounts set forth in this
       Section 7.3(b), the Company shall pay to Parent its costs and expenses (including attorneys' fee and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(b) at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made. Payment of the fees and expenses described in this
       Section 7.3 shall not be in lieu of damages incurred in the event of willful breach of this Agreement.

SECTION 8. MISCELLANEOUS PROVISIONS

    8.1 AMENDMENT. This Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time (whether before or after adoption of this Agreement by the stockholders of the Company); PROVIDED, HOWEVER, that after any such adoption of this Agreement by the Company's stockholders, no amendment shall be made which by law requires further approval of the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    8.2  WAIVER.

        (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

        (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

    8.3 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations, warranties or agreements contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Effective Time, except for agreements which by their terms survive the Effective Time. This Section 8.3 shall not limit any covenant or agreement of the parties which by its terms contemplate performance after the Effective Time.

    8.4 ENTIRE AGREEMENT; COUNTERPARTS. This Agreement and that certain Confidentiality Agreement, dated May 10, 2001 between Parent and the Company (the "MUTUAL NONDISCLOSURE AGREEMENT") constitute the entire agreement among the parties hereto and all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

    8.5 APPLICABLE LAW; JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this
Agreement:

(a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Delaware; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the State of Delaware; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 8.9.

    8.6 DISCLOSURE SCHEDULE. The Company Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 2, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in
Section 2, and shall qualify other numbered or lettered sections in Section 2 only to the extent that it is expressly so cross-referenced. The Parent Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 3, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Section 3, and shall qualify other numbered or lettered section in Section 3 only to the extent that it is expressly so cross-referenced.

    8.7 ATTORNEYS' FEES. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

    8.8 ASSIGNABILITY. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that neither this Agreement nor any of the Company's rights hereunder may be assigned by the Company without the prior written consent of Parent, and any attempted assignment of this Agreement or any of such rights by the Company without such consent shall be void and of no effect. Except as provided in Section 5.6, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

    8.9 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when actually delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto); PROVIDED, HOWEVER, that a written notice delivered via facsimile shall be deemed delivered only if at the time of, or shortly after, such facsimile transmission the party giving the notice confirms by telephone the actual receipt by the other party of such facsimile transmission:

    IF TO PARENT OR MERGER SUB:

                    The Titan Corporation
                    3033 Science Park Road
                    San Diego, CA 92121
                    Facsimile No. (858) 552-9759
                    Attention: Nicholas J. Costanza, Esq., General Counsel

                    WITH A COPY TO (WHICH COPY SHALL NOT CONSTITUTE NOTICE HEREUNDER):

                    Carl R. Sanchez, Esq.
                    Cooley Godward LLP
                    4365 Executive Drive
                    Suite 1100
                    San Diego, CA 92121-2128
                    Facsimile No. (858) 453-3555

    IF TO THE COMPANY:

                    Datron Systems Incorporated
                    3030 Enterprise Court
                    Vista, CA 92093
                    Facsimile No.: (760) 734-5450
                    Attention: David Derby, President and CEO

                    WITH A COPY TO (WHICH COPY SHALL NOT CONSTITUTE NOTICE HEREUNDER):

                    Victor A. Hebert, Esq.
                    Heller Ehrman White & McAuliffe LLP
                    333 Bush Street
                    San Francisco, CA 94104-2878
                    Facsimile No. (415) 772-6268

    8.10 COOPERATION. The parties agree to cooperate fully with each other and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other party to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

    8.11  CONSTRUCTION.

        (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

        (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

        (c) As used in this Agreement, the words "INCLUDE" and "INCLUDING," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "WITHOUT LIMITATION."

        (d) Except as otherwise indicated, all references in this Agreement to "SECTIONS" and "EXHIBITS"are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                                          THE TITAN CORPORATION

                                                          By:              /s/ ERIC DEMARCO
                                                                 ------------------------------------

                                                          Name:              Eric DeMarco
                                                                 ------------------------------------

                                                          Title:        Chief Operating Officer
                                                                 ------------------------------------

                                                          GEM ACQUISITION CORP.

                                                          By:              /s/ ERIC DEMARCO
                                                                 ------------------------------------

                                                          Name:              Eric DeMarco
                                                                 ------------------------------------

                                                          Title:               President
                                                                 ------------------------------------

                                                          DATRON SYSTEMS INCORPORATED

                                                          By:               /s/ DAVID DERBY
                                                                 ------------------------------------

                                                          Name:               David Derby
                                                                 ------------------------------------

                                                          Title:      Chairman, President and CEO
                                                                 ------------------------------------

                                    EXHIBITS


Exhibit A         Certain Definitions

Exhibit B         Form of Stockholder Tender Agreement

Annex I           Conditions to the Offer

                                   EXHIBIT A
                              CERTAIN DEFINITIONS

    For purposes of the Agreement (including this Exhibit A):

    ACQUIRED CORPORATION CONTRACT. "ACQUIRED CORPORATION CONTRACT" shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

    ACQUIRED CORPORATION PROPRIETARY ASSET. "ACQUIRED CORPORATION PROPRIETARY ASSET" shall mean any Proprietary Asset owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations.

    AGREEMENT. "AGREEMENT" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached, as it may be amended from time to time.

    COMPANY ACQUISITION PROPOSAL. "COMPANY ACQUISITION PROPOSAL" shall mean any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest by Parent) contemplating or otherwise relating to any Company Acquisition Transaction.

    COMPANY ACQUISITION TRANSACTION. "COMPANY ACQUISITION TRANSACTION" shall mean any transaction or series of transactions involving:

        (a) any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, tender offer, exchange offer or other similar transaction in which (i) any of the Acquired Corporations is a constituent corporation, (ii) a Person or "GROUP" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of any of the Acquired Corporations, or
    (iii) any of the Acquired Corporations issues securities representing more than 20% of the outstanding securities of any class of voting securities of any of the Acquired Corporations;

        (b) any direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or of assets or rights that constitute or account for 20% or more of the consolidated net revenues, net income or assets of the Acquired Corporations; or

        (c) any liquidation or dissolution of any of the Acquired Corporations.

    COMPANY COMMON STOCK. "COMPANY COMMON STOCK" shall mean the Common Stock, $0.01 par value per share, of the Company, including the associated Rights.

    COMPANY DISCLOSURE SCHEDULE. "COMPANY DISCLOSURE SCHEDULE" shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 8.6 of the Agreement and that has been delivered by the Company to Parent on the date of the Agreement.

    COMPANY FLOATING RATE ELECTION. "COMPANY FLOATING RATE ELECTION" shall mean an election made by the Company to use the Exchange Ratio calculated pursuant to paragraph (iv)(A) of the definition of the term Exchange Ratio.

    COMPANY PREFERRED STOCK. "COMPANY PREFERRED STOCK" shall mean the Preferred Stock, $0.01 par value per share, of the Company.

    COMPANY STOCK OPTION PLANS. "COMPANY STOCK OPTION PLANS" shall mean the Company 1985 Stock Option Plan, as amended, 1995 Stock Option Plan, Employee Stock Purchase Plan (effective July 1, 1997) and all stock option agreements evidencing option grants under each of the foregoing stock option plans.

    COMPANY STOCK VALUE. "COMPANY STOCK VALUE"means the result of dividing $51,226,912 by the sum of (a) the number of shares of Company Common Stock outstanding as of the Offer Acceptance Time, (b) the number of shares of Company Common Stock which would be issuable with respect to all Company Options outstanding as of the Offer Acceptance Time and with respect to any other rights to acquire shares of Company Common Stock outstanding as of the Offer Acceptance Time.

    COMPANY SUPERIOR OFFER. "COMPANY SUPERIOR OFFER" shall mean an unsolicited, bona fide written offer made by a third party for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transaction with respect to any Acquired Corporation on terms that the board of directors of the Company determines, in good faith, after consultation with PBW or another nationally recognized independent financial advisor, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the Offer and the Person making the Offer, and would, if consummated, be more favorable to the Company's stockholders, from a financial point of view, than the Transaction; PROVIDED, HOWEVER, that any such offer shall not be deemed to be a "Company Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed or is not, in the good faith judgment of the Company, reasonably capable of being obtained by such third party on a timely basis.

    COMPANY TRIGGERING EVENT. A "COMPANY TRIGGERING EVENT" shall be deemed to have occurred if: (i) the board of directors of the Company shall have failed to recommend that the Company stockholders accept the Offer, vote to adopt and approve this Agreement, or shall have withdrawn or modified in a manner adverse to Parent the Recommendations or shall otherwise have made a disclosure to the Company stockholders or a public announcement that makes it reasonably apparent that, absent the restriction contained in Section 4.3, the Board of Directors of the Company would so withdraw, modify or amend any of its Recommendations;
(ii) the Company shall have failed to include the Recommendations in the Registration Statement, the Preliminary Prospectus, the Offer Documents, the Post-Effective Amendment or the Proxy Statement; (iii) the board of directors of the Company fails to reaffirm in writing the Recommendations, or fails to reaffirm in writing its determination that the Offer and the Merger are in the best interests of the Company's stockholders, within five business days after Parent requests in writing that such recommendation or determination be reaffirmed; (iv) the board of directors of the Company shall have approved, endorsed or recommended any Company Acquisition Proposal or shall have resolved or announced an intention to do so; (v) the Company shall have entered into any letter of intent or similar document or any Contract relating to any Company Acquisition Proposal; (vi) a tender or exchange offer (other than the Offer) relating to securities of the Company shall have been commenced and the Company shall have recommended such offer or shall not have sent to its securityholders, within ten (10) business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer IT BEING UNDERSTOOD that taking no position or indicating its inability to take a position does not constitute recommending a rejection of such tender or exchange offer, (vii) a Company Acquisition Proposal is publicly announced, and the Company (A) fails to issue a press release announcing its opposition to such Company Acquisition Proposal within five business days after such Company Acquisition Proposal is announced or
(B) otherwise fails to actively oppose such Company Acquisition Proposal, or
(viii) the Company breaches its obligations under Section 4.3 of this Agreement, except for any inadvertent breach of any notice provision contained in
Section 4.3 which breach has been cured within 16 hours of its occurrence.

    CONSENT. "CONSENT" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

    CONTRACT. "CONTRACT" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

    ENCUMBRANCE. "ENCUMBRANCE" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

    ENTITY. "ENTITY" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

    EXCHANGE ACT. "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

    EXCLUDED SHARES. "EXCLUDED SHARES" shall mean any shares of Company Common Stock held as of the Effective Time (A) by Parent, Merger Sub or any Subsidiary of Parent or Merger Sub, (B) by the Company or any Subsidiary of the Company or
(C) by the Company as treasury shares.

    ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    GOVERNMENT BID. "GOVERNMENT BID" shall mean any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

    GOVERNMENT CONTRACT. "GOVERNMENT CONTRACT" shall mean any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor otherwise has or may acquire any right or interest.

    GOVERNMENTAL AUTHORIZATION.  "GOVERNMENTAL AUTHORIZATION" shall mean any:
(a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

    GOVERNMENTAL BODY. "GOVERNMENTAL BODY" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

    HSR ACT. "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

    LEGAL PROCEEDING. "LEGAL PROCEEDING" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

    LEGAL REQUIREMENT. "LEGAL REQUIREMENT" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the NYSE or NASD).

    MATERIAL ADVERSE EFFECT. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "MATERIAL ADVERSE EFFECT" on the Acquired Corporations if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "MATERIAL ADVERSE EFFECT" or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or could reasonably be expected to have or give rise to a material adverse effect on
(i) the business, condition, capitalization, assets, liabilities, operations or financial performance of the Acquired Corporations taken as a whole, (ii) the ability of the Company to consummate the Merger or any of the other transactions contemplated by this Agreement or to perform any of its obligations under this Agreement prior to the Termination Date, or (iii) Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "MATERIAL ADVERSE EFFECT" on Parent if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "MATERIAL ADVERSE EFFECT" or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or could reasonably be expected to have or give rise to a material adverse effect on (i) the business, condition, capitalization, assets, liabilities, operations or financial performance of Parent and its Significant Subsidiaries taken as a whole or (ii) the ability of Parent to consummate the Offer and the Merger or any of the other transactions contemplated by this Agreement or to perform any of its obligations under this Agreement prior to the Termination Date.

    NASD.  "NASD" shall mean the National Association of Securities
Dealers, Inc.

    ORDER. "ORDER" shall mean any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body entered into in connection with any Legal Proceeding.

    PARENT COMMON STOCK. "PARENT COMMON STOCK" shall mean the Common Stock, $0.01 par value per share, of Parent, including the associated rights to purchase capital stock of Parent pursuant to and in accordance with the Rights Agreement, dated as of August 21, 1995, between The Titan Corporation and American Stock Transfer and Trust Company.

    PARENT CONTRACT. "PARENT CONTRACT" shall mean any Contract: (a) to which Parent or any Subsidiary of Parent is a party; (b) by which Parent or any Subsidiary of Parent or any asset of Parent or any Subsidiary of Parent is or may become bound or under which Parent or any Subsidiary of Parent has, or may become subject to, any obligation; or (c) under which Parent or any Subsidiary of Parent has or may acquire any right or interest.

    PARENT DISCLOSURE SCHEDULE. "PARENT DISCLOSURE SCHEDULE" shall mean the disclosure schedule that has been prepared by Parent in accordance with the requirements of Section 8.6 of the Agreement and that has been delivered by Parent to the Company on the date of the Agreement.

    PARENT FLOATING RATE ELECTION. "PARENT FLOATING RATE ELECTION" shall mean an election made by Parent to use the Exchange Ratio calculated pursuant to paragraph (v)(A) of the definition of the term Exchange Ratio.

    PARENT BALANCE SHEET DATE. "PARENT BALANCE SHEET DATE" shall mean March 31, 2001.

    PARENT CUMULATIVE PREFERRED STOCK. "PARENT CUMULATIVE PREFERRED STOCK" shall mean the Cumulative Convertible Preferred Stock, $1.00 par value, of Parent.

    PARENT SERIES A PREFERRED STOCK. "PARENT SERIES A PREFERRED STOCK" shall mean the Series A Junior Participating Preferred Stock, $1.00 par value, of Parent.

    PARENT PREFERRED STOCK. "PARENT PREFERRED STOCK" shall mean the Parent Cumulative Preferred Stock and Parent Series A Preferred Stock.

    PERSON.  "PERSON" shall mean any individual, Entity or Governmental Body.

    PROPRIETARY ASSET. "PROPRIETARY ASSET" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), domain name, copyright application, copyright registration, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, source code, algorithm, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or
(b) right to use or exploit any of the foregoing.

    REPRESENTATIVES. "REPRESENTATIVES" shall mean officers, directors, employees, agents, attorneys, accountants, advisors consultants and representatives.

    RIGHTS. "RIGHTS" shall mean all outstanding rights to purchase capital stock of the Company pursuant to and in accordance with the Rights Agreement.

    RIGHTS AGREEMENT. "RIGHTS AGREEMENT" shall mean the Stockholders Rights Agreement, between the Company and Mellon Investor Services, L.L.C. dated September 5, 2000, as amended.

    SEC.  "SEC" shall mean the United States Securities and Exchange Commission.

    SECURITIES ACT. "SECURITIES ACT" shall mean the Securities Act of 1933, as amended and the regulations promulgated thereunder.

    SIGNIFICANT SUBSIDIARY. "SIGNIFICANT SUBSIDIARY" shall have the meaning set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

    SUBSIDIARY. An entity shall be deemed to be a "SUBSIDIARY" of another Person if such Person directly or indirectly owns, beneficially or of record,
(a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.

    TAKEOVER LAWS. "TAKEOVER LAWS" means (1) any "MORATORIUM," "CONTROL SHARE ACQUISITION," "FAIR PRICE," "SUPERMAJORITY," "AFFILIATE TRANSACTIONS," or "BUSINESS COMBINATION STATUTE OR REGULATION" or other similar state antitakeover laws and regulations and (2) Section 203 of the DGCL.

    TAX. "TAX" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

    TAX RETURN. "TAX RETURN" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                                   EXHIBIT B
                      FORM OF STOCKHOLDER TENDER AGREEMENT

    THIS STOCKHOLDER TENDER AGREEMENT is entered into as of June 24, 2001, by and between THE TITAN CORPORATION, a Delaware corporation ("PARENT"), and [NAME] ("STOCKHOLDER").

                                    RECITALS

    A. Parent, Gem Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and Datron Systems Incorporated, a Delaware corporation (the "COMPANY"), are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (the "MERGER AGREEMENT") which provides (subject to the conditions set forth therein) for the offer by Merger Sub to purchase all outstanding shares of the Company Common Stock and the subsequent merger of Merger Sub with and into the Company (the "MERGER"). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Merger Agreement.

    B. In order to induce Parent and Merger Sub to enter into the Merger Agreement, Stockholder, solely in its capacity as a Stockholder of the Company, is entering into this Stockholder Tender Agreement.

                                   AGREEMENT

    The parties to this Stockholder Tender Agreement, intending to be legally bound, agree as follows:

SECTION 1. TENDER AND VOTING OF SHARES

    1.1 AGREEMENT TO TENDER. Unless Parent shall otherwise request, the Stockholder hereby agrees to tender, or cause to be tendered, pursuant to and in accordance with the terms of the Offer, the Subject Securities, and agrees that it will not withdraw or permit the withdrawal of the tender of the Subject Securities. Within ten (10) business days after commencement of the Offer, the Stockholder shall (x) deliver to the depository designated in the Offer (i) a letter of transmittal with respect to the Subject Securities complying with the terms of the Offer, (ii) certificates representing the Subject Securities and
(iii) all other documents or instruments required to be delivered pursuant to the terms of the Offer, and/or (y) instruct its broker or such other Person who is the holder of record of any Subject Securities beneficially owned by the Stockholder to promptly tender such Subject Securities for exchange in the Offer pursuant to the terms and conditions of the Offer. Provided that the conditions to the Offer are satisfied, or waived by Parent, Parent shall purchase the Subject Securities in accordance with the terms of the Offer.

    1.2 VOTING. Stockholder agrees that, during the period from the date of this Stockholder Tender Agreement through the Expiration Date, at any meeting of stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, Stockholder shall, unless otherwise directed in writing by Parent, vote the Subject Securities or cause the Subject Securities to be voted (to the extent such securities are entitled to be voted) in such Stockholder's sole capacity as a stockholder:

        (a) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement;

        (b) against any action or agreement that would cause any provision contained in Section 6 or ANNEX I of the Merger Agreement to not be satisfied; and

        (c) against the following actions (other than the Offer, the Merger and the transactions contemplated by the Merger Agreement): (i) any Company Acquisition Proposal; (ii) any change in a majority of the members of the board of directors of the Company, other than any change contemplated by
    Section 1.3 of the Merger Agreement; or (iii) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement or this Stockholder Tender Agreement.

    1.3 PROXY; FURTHER ASSURANCES. Contemporaneously with the execution of this Stockholder Tender Agreement: (i) Stockholder shall execute and deliver to Parent a proxy in the form attached to this Stockholder Tender Agreement as EXHIBIT A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (the "PROXY"); and
(ii) Stockholder shall cause to be delivered to Parent an additional proxy (in the form attached hereto as EXHIBIT A) executed on behalf of the record owner of any outstanding shares of Company Common Stock that are Owned by the Stockholder.

SECTION 2. TRANSFER OF SUBJECT SECURITIES

    2.1  TRANSFEREE OF SUBJECT SECURITIES TO BE BOUND BY THIS
AGREEMENT. Stockholder agrees that, during the period from the date of this Stockholder Tender Agreement through the Expiration Date, Stockholder shall not
(i) cause or permit any Transfer of any of the Subject Securities to be effected (other than pursuant to the Offer); (ii) tender any of the Subject Securities to any Person (other than Merger Sub and Parent) or (iii) create or permit to exist any Encumbrance with respect to any Subject Securities (other than Encumbrances which do not affect the right to tender such Subject Securities pursuant to the Offer and Encumbrances which do not affect, directly or indirectly, the right of Parent to vote the Subject Securities as provided herein).

    2.2 TRANSFER OF VOTING RIGHTS. Stockholder agrees that, during the period from the date of this Stockholder Tender Agreement through the Expiration Date, Stockholder shall ensure that: (a) none of the Subject Securities are deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

    Stockholder hereby represents and warrants to Parent as follows:

    3.1 AUTHORIZATION, ETC. Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Stockholder Tender Agreement and the Proxy and to perform its obligations hereunder and thereunder. This Stockholder Tender Agreement and the Proxy have been duly executed and delivered by Stockholder and constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

    3.2  NO CONFLICTS OR CONSENTS.

        (a) The execution and delivery of this Stockholder Tender Agreement and the Proxy by Stockholder do not, and the performance of this Stockholder Tender Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Stockholder or by which it or any of its properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any Encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which Stockholder is a party or by which Stockholder or any of his affiliates or properties is or may be bound or affected.

        (b) The execution and delivery of this Stockholder Tender Agreement and the Proxy by Stockholder do not, and the performance of this Stockholder Tender Agreement and the Proxy by Stockholder will not, require any consent or approval of any Person.

    3.3  TITLE TO SECURITIES.  As of the date of this Stockholder Tender
Agreement: (a) Stockholder holds of record (free and clear of any Encumbrances or restrictions except as specifically disclosed on the signature page hereof) the number of outstanding shares of Company Common Stock set forth under the heading "Shares Held of Record" on the signature page hereof; (b) Stockholder holds (free and clear of any Encumbrances or restrictions except as specifically disclosed on the signature page hereof) the options, warrants and other rights to acquire shares of Company Common Stock set forth under the heading "Options, Warrants and Other Rights" on the signature page hereof; (c) Stockholder Owns the additional securities of the Company set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof; and
(d) Stockholder does not directly or indirectly Own any shares of Company Common Stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of Company Common Stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

SECTION 4. MISCELLANEOUS

    4.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties, covenants and agreements made by Stockholder in this Stockholder Tender Agreement shall survive until the Expiration Date.

    4.2 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Stockholder Tender Agreement shall be paid solely by the party incurring such costs and expenses.

    4.3 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Stockholder Tender Agreement shall be in writing and shall be deemed properly delivered, given and received when actually delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto); PROVIDED, HOWEVER, that a written notice delivered via facsimile shall be deemed delivered only if at the time of, or shortly after, such facsimile transmission the party giving the notice confirms by telephone the actual receipt by the other party of such facsimile transmission:

    IF TO PARENT:

                    The Titan Corporation
                    3033 Science Park Road
                    San Diego, CA 92121
                    Facsimile No. (858) 552-9759
                    Attention: Nicholas J. Costanza, Esq., General Counsel

                    WITH A COPY TO (WHICH COPY SHALL NOT CONSTITUTE NOTICE):

                    Carl R. Sanchez, Esq.
                    Cooley Godward llp
                    4365 Executive Drive
                    Suite 1100
                    San Diego, CA 92121-2128
                    Facsimile No. (858) 453-3555

    IF TO THE STOCKHOLDER:

                    at the address set forth below Stockholder's signature on the signature page hereof

                    WITH COPIES TO (WHICH COPIES SHALL NOT CONSTITUTE NOTICE):

                    Victor A. Hebert, Esq.
                    Heller Ehrman White & McAuliffe LLP
                    333 Bush Street
                    San Francisco, CA 94104-2878
                    Facsimile No. (415) 772-6268

    4.4 WAIVER OF APPRAISAL RIGHTS. Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights (including under Section 262 of the Delaware General Corporations Law) and any similar rights relating to the Merger or any related transaction that Stockholder or any other Person may have by virtue of the ownership of any outstanding shares of Company Common Stock Owned by Stockholder.

    4.5 NO SOLICITATION. Stockholder agrees that, during the period from the date of this Stockholder Tender Agreement through the Expiration Date, Stockholder shall not, directly or indirectly, and Stockholder shall ensure that his Representatives (as defined in the Merger Agreement) do not, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of any Company Acquisition Proposal (as defined in the Merger Agreement) or take any action that could reasonably be expected to lead to a Company Acquisition Proposal; (ii) furnish any information regarding the Company or any direct or indirect subsidiary of the Company to any Person in connection with or in response to a Company Acquisition Proposal; or (iii) engage in discussions or negotiations with any Person with respect to any Company Acquisition Proposal. Stockholder shall immediately cease and discontinue, and Stockholder shall ensure that his Representatives immediately cease and discontinue, any existing discussions with any Person that relate to any Company Acquisition Proposal.

    4.6 SEVERABILITY. If any provision of this Stockholder Tender Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Stockholder Tender Agreement. Each provision of this Stockholder Tender Agreement is separable from every other provision of this Stockholder Tender Agreement, and each part of each provision of this Stockholder Tender Agreement is separable from every other part of such provision.

    4.7 ENTIRE AGREEMENT. This Stockholder Tender Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Stockholder Tender Agreement shall be binding upon either party unless made in writing and signed by both parties.

    4.8 ASSIGNMENT; BINDING EFFECT. Except as provided herein, neither this Stockholder Tender Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder or Parent without the prior written consent of the non-assigning party, which consent shall not be unreasonably withheld, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Stockholder Tender Agreement shall be binding upon, and inure to the benefit of, Stockholder and its heirs, estate, executors, personal representatives, successors and assigns (as the case may be), and shall be binding upon, and inure to the benefit of, Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Stockholder Tender Agreement, this Stockholder Tender Agreement shall be binding upon any Person to whom any Subject Securities are Transferred. Nothing in this Stockholder Tender Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

    4.9 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any provision of this Stockholder Tender Agreement or the Proxy was, or is, not performed in accordance with its specific terms or was, or is, otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Stockholder Tender Agreement or in the Proxy, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4.9, and Stockholder irrevocably waives any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

    4.10 NON-EXCLUSIVITY. The rights and remedies of Parent under this Stockholder Tender Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Stockholder Tender Agreement, and the obligations and liabilities of Stockholder under this Stockholder Tender Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. Nothing in this Stockholder Tender Agreement shall limit any of Stockholder's obligations, or the rights or remedies of Parent, under any agreement between Parent and Stockholder; and nothing in any such agreement shall limit any of Stockholder's obligations, or any of the rights or remedies of Parent, under this Stockholder Tender Agreement.

    4.11  GOVERNING LAW; VENUE.

        (a) This Stockholder Tender Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

        (b) Any legal action or other legal proceeding relating to this Stockholder Tender Agreement or the Proxy or the enforcement of any provision of this Stockholder Tender Agreement or the Proxy may be brought or otherwise commenced in any state or federal court located in the State of California. Stockholder and Parent each:

           (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the State of California (and each appellate court located in the State of California), in connection with any such legal proceeding;

           (ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to him at the address set forth in Section 4.3 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

          (iii) agrees that each state and federal court located in the State of California, shall be deemed to be a convenient forum; and

           (iv) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the State of California, any claim by either Stockholder or Parent that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Stockholder Tender Agreement or the subject matter of this Stockholder Tender Agreement may not be enforced in or by such court.

Nothing contained in this Section 4.11 shall be deemed to limit or otherwise affect the right of either party to commence any legal proceeding or otherwise proceed against the other party in any other forum or jurisdiction.

        (c) STOCKHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS STOCKHOLDER TENDER AGREEMENT OR THE PROXY OR THE ENFORCEMENT OF ANY PROVISION OF THIS STOCKHOLDER TENDER AGREEMENT OR THE PROXY.

    4.12 COUNTERPARTS. This Stockholder Tender Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

    4.13 CAPTIONS. The captions contained in this Stockholder Tender Agreement are for convenience of reference only, shall not be deemed to be a part of this Stockholder Tender Agreement and shall not be referred to in connection with the construction or interpretation of this Stockholder Tender Agreement.

    4.14 WAIVER. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Stockholder Tender Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Stockholder Tender Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Stockholder Tender Agreement, or any power, right, privilege or remedy of Parent under this Stockholder Tender Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

    4.15  CONSTRUCTION.

        (a) For purposes of this Stockholder Tender Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

        (b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Stockholder Tender Agreement.

        (c) As used in this Stockholder Tender Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

        (d) Except as otherwise indicated, all references in this Stockholder Tender Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Stockholder Tender Agreement and Exhibits to this Stockholder Tender Agreement.

    4.16 STOCKHOLDER CAPACITY. No person executing this Stockholder Tender Agreement who is a director or officer of the Company makes any agreement or understanding herein in his capacity as such director or officer. Without limiting the generality of the foregoing, Stockholder executes this Stockholder Tender Agreement solely in its capacity as Owner of Subject Securities and nothing herein shall limit or affect any actions taken by Stockholder in its capacity as an officer or director of the Company in exercising the Company's rights under the Merger Agreement, PROVIDED, that no obligation of Stockholder to the Company as an officer or director of the Company shall affect, impair or impede Stockholder's obligations under this Stockholder Tender Agreement including the obligation to vote the Subject Securities in accordance with
Section 1.2 hereof.

    4.17 OBLIGATION TO EXERCISE OPTIONS. The Stockholder shall not be required to exercise options, warrants or other rights to acquire shares of Company Common Stock which are vested as of the date of this Stockholder Tender Agreement or which become vested prior to the Offer Acceptance Time (the "SUBJECT OPTIONS"); PROVIDED, HOWEVER, the Stockholder hereby covenants and agrees to immediately exercise all Subject Options and immediately tender all Company Common Stock received upon such exercise if (x) the number of Shares validly tendered and not withdrawn in accordance with the terms of the Offer two business days prior to the expiration date of the Offer (as it may be extended from time to time), together with the Shares then owned by Parent and Merger Sub (if any) (the "TENDERED SHARES"), do not satisfy the Minimum Condition, and
(y) the aggregate number of shares of Company Common Stock issuable upon exercise of the Subject Options Owned collectively by the officers and directors of the Company who are parties to Stockholder Tender Agreements, together with the Tendered Shares, would satisfy the Minimum Condition. Notwithstanding anything in this Section 4.17 to the contrary, the Stockholder shall not be required to exercise any Subject Option unless the Subject Option is considered to be "in the money." A Subject Option shall be considered to be "in the money" if the price of Parent Common Stock multiplied by the Exchange Ratio exceeds the exercise price of such Subject Option on the Price Determination Date. At the request of the Stockholder in connection with any exercise of Subject Options pursuant to this Section 4.17, Parent or its designees will provide to the Stockholder a loan on commercially reasonable terms equal to the exercise price of the Subject Options exercised pursuant to this Section 4.17 which loan shall be secured solely by the shares of Company Common Stock received by the Stockholder in such exercise of any Subject Options.

SECTION 5. CERTAIN DEFINITIONS

    For purposes of this Stockholder Tender Agreement:

        (a) "COMPANY COMMON STOCK" shall mean the common stock, par value $.01 per share, of the Company.

        (b) "EXPIRATION DATE" shall mean the earlier of (i) the date upon which the Merger Agreement is terminated, or (ii) the Offer Acceptance Time.

        (c) Stockholder shall be deemed to "OWN" or to have acquired "OWNERSHIP" of a security if Stockholder is the: (i) record owner of such security; or
    (ii) "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security; PROVIDED, HOWEVER, that Stockholder shall not be deemed to Own a security solely because of Stockholder's status as an executive officer, director, partner or member of a Person that owns such security.

        (d) "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) Governmental Body.

        (e) "SUBJECT SECURITIES" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires Ownership during the period from the date of this Agreement through the Expiration Date.

    A Person shall be deemed to have effected a "TRANSFER" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein; or (iii) reduces such Person's beneficial ownership interest in or risk relating to any such security.

                           [SIGNATURE PAGE TO FOLLOW]

    IN WITNESS WHEREOF, Parent and Stockholder have caused this Stockholder Tender Agreement to be executed as of the date first written above.

                                                         THE TITAN CORPORATION

                                                         By:
                                                              -----------------------------------------

                                                         Name:
                                                                 --------------------------------------

                                                         [NAME]

                                                         ---------------------------------------------

                                                         Address:

                                                                   ------------------------------------
                                                                   ------------------------------------

                                                         Facsimile:
                                                                    -----------------------------------

SHARES HELD OF RECORD   OPTIONS WARRANTS AND OTHER RIGHTS   ADDITIONAL SECURITIES BENEFICIALLY OWNED
---------------------   ---------------------------------   ----------------------------------------

                               IRREVOCABLE PROXY

    The undersigned stockholder of DATRON SYSTEMS INCORPORATED, a Delaware corporation (the "COMPANY"), hereby irrevocably (to the fullest extent permitted by law) appoints Eric DeMarco, Nicholas Costanza and THE TITAN CORPORATION, a Delaware corporation ("PARENT"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to (i) the outstanding shares of Company Common Stock or other securities owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of Company Common Stock or other securities which the undersigned may acquire on or after the date hereof. (The shares of the Company Common Stock or other securities referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence, except for shares which are not Subject Securities (as defined in the Stockholder Tender Agreement), are collectively referred to in this proxy as the "SHARES"). Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and the undersigned agrees that no subsequent proxies will be given with respect to any of the Shares.

    This proxy is irrevocable, is coupled with an interest and is granted in connection with the Stockholder Tender Agreement, dated as of the date hereof, between Parent and the undersigned (the "STOCKHOLDER TENDER AGREEMENT"), and is granted in consideration of Parent entering into the Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among Parent, GEM ACQUISITION CORP., a Delaware Corporation and a wholly owned subsidiary of Parent, and the Company (the "MERGER AGREEMENT"). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Merger Agreement.

    The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any meeting of the stockholders of the Company, however called, and in any action by written consent of the Stockholders of the Company at any time until the earlier to occur of (i) the termination of the Merger Agreement, or (ii) the Offer Acceptance Time:

    (i) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement;

    (ii) against any action or agreement that would cause any provision contained in Section 6 or ANNEX I of the Merger Agreement to not be satisfied; and

   (iii) against the following actions (other than the Offer, the Merger and the transactions contemplated by the Merger Agreement): (A) any Company Acquisition Proposal (B) any change in a majority of the members of the board of directors of the Company, other than any change contemplated by Section 1.3 of the Merger Agreement; or (C) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement or this Stockholder Tender Agreement.

    The undersigned may vote the Shares on all other matters.

    This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the undersigned (including any transferee of any of the Shares).

    If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then
(a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

                        [next page is a signature page]

    This proxy shall terminate upon the earlier of the termination of the Merger Agreement and the Offer Acceptance Time.

    Dated: June       , 2001.

                                              ---------------------------------------------
                                              [NAME]

                                              Number of shares of common stock of the Company owned of
                                              record or beneficially as of the date of this
                                              irrevocable proxy:

                                              ---------------------------------------------

                                                                         ANNEX I

                            CONDITIONS TO THE OFFER

    Notwithstanding any other provision of the Offer, subject to the terms of the Agreement and Plan of Reorganization to which this ANNEX I is attached (the "AGREEMENT"), Merger Sub shall not be required to accept for exchange or exchange or deliver any shares of Parent Common Stock for (subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Merger Sub's obligation to pay for or return tendered shares of Company Common Stock after the termination or withdrawal of the Offer)) any Shares tendered, if by the expiration of the Offer (as it may be extended in accordance with Section 1.1(a) of the Agreement), (1) the Minimum Condition shall not have been satisfied, (2) the applicable waiting period under the HSR Act shall not have expired or been terminated, (3) any applicable waiting periods, consents or clearances under foreign antitrust Laws shall not have expired, been terminated or been obtained, (4) the Registration Statement shall not have become effective under the Securities Act or shall be the subject of any stop order or proceedings seeking a stop order, (5) the shares of Parent Common Stock to be issued in the Offer and the Merger shall not have been approved for listing on the NYSE, subject to official notice of issuance,
(6) Parent shall not have received (or Parent shall have received and Cooley Godward llp shall have subsequently rescinded) an opinion of Cooley Godward llp, in form and substance reasonably satisfactory to Parent and to the Company, on the basis of customary facts, representations and assumptions set forth in such opinion, to the effect that the Transaction will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, PROVIDED, HOWEVER, that if Cooley Godward LLP does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed satisfied if Heller Ehrman White & McAuliffe LLP ("HEWM") renders such opinion to Parent, (7) the Company shall not have received (or the Company shall have received, and HEWM shall have subsequently rescinded) an opinion of HEWM in form and substance reasonably satisfactory to Parent and to the Company, on the basis of customary facts, representations and assumptions set forth in such opinion, to the effect that the Transaction will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; PROVIDED, HOWEVER, that if HEWM does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed satisfied if Cooley Godward LLP renders such opinion to the Company, or (8) at any time on or after the date of the Agreement and prior to the acceptance for exchange of Shares pursuant to the Offer, any of the following conditions exist and are continuing:

        (a) there shall be pending or threatened any Legal Proceeding in which a Governmental Body is: (i) challenging or seeking to restrain or prohibit the consummation of the Offer or the Merger or any of the other transactions contemplated by this Agreement; (ii) relating to the Offer or the Merger and seeking to obtain from Merger Sub, Parent or any of its Subsidiaries any damages that may be material to Parent; (iii) seeking to prohibit or limit in any material respect Merger Sub's or Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the shares of Company Common Stock to be acquired in the Offer or with respect to the stock of the Surviving Corporation; (iv) which would materially and adversely affect the right of Parent, the Surviving Corporation or any Subsidiary of Parent to own the assets or operate the business of the Acquired Corporations; (v) seeking to compel Parent or the Company, or any Subsidiary of Parent or the Company, to dispose of or hold separate any material assets, as a result of the Merger or any of the other transactions contemplated by this Agreement; (vi) obligating the Company, Parent or their respective Subsidiaries to pay material damages or otherwise become subject to material adverse consequences in connection with any of the transactions contemplated by the Agreement, or (vii) otherwise have or reasonably be expected

                                   Annex I-1
    to have, a Material Adverse Effect on the Acquired Corporations or, as a result of the transactions contemplated by the Agreement, a Material Adverse Effect on Parent;

        (b) any temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Offer or the Merger shall have been issued by any court of competent jurisdiction and remain in effect, or there shall be any Legal Requirement enacted or deemed applicable to the Offer or the Merger that makes consummation of the Offer or the Merger illegal;

        (c) the Company shall have materially breached any of its covenants, obligations or agreements under the Agreement;

        (d) (i) the representations and warranties of the Company contained in this Agreement (except those set forth in Section 2.3) not qualified with any "materiality" or "Material Adverse Effect" qualifiers shall not have been accurate in all material respects, or (ii) the representations and warranties of the Company contained in this Agreement (except those set forth in Section 2.3) qualified with any "materiality" or "Material Adverse Effect" qualifiers shall not have been accurate in all respects, in the case of each of (i) and (ii) above, as of the date of this Agreement and as of the date of the expiration of the Offer (as it may be extended in accordance with Section 1.1(a) of this Agreement); EXCEPT to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties shall not have been accurate as of such date in all material respects, in the case of (i) above, or in all respects, in the case of (ii) above;

        (e) the representations and warranties of the Company contained in
    Section 2.3 of the Agreement shall not have been true and correct in all respects as of the date of the Agreement;

        (f) there shall have been (i) a Material Adverse Effect on any of the Acquired Corporations, or (ii) the occurrence of any event or the existence of any circumstance, including any Legal Proceeding, that could reasonably be expected to have a Material Adverse Effect on any of the Acquired Corporations; or

        (g) the Agreement shall have been terminated in accordance with its terms;

which in the good faith judgment of Parent, in any such case, makes it inadvisable to proceed with the Offer or the acceptance for payment of or payment for the Shares.

    The foregoing conditions are for the sole benefit of Parent and Merger Sub and may, subject to the terms of the Agreement, be waived by Parent and Merger Sub, in whole or in part at any time and from time to time, in the sole discretion of Parent and Merger Sub. The failure by Parent and Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                                   Annex I-2